Exhibit 10.60

LEASE AGREEMENT entered into by and between, PROMOTORA INDUSTRIAL TIJUANA, S. A DE C. V., hereinafter referred to as PITSA, represented by Mr. Jaime Roberts Vildosola, and LEACH INTERNATIONAL DE MEXICO, S. DE R.L. DE C.V., hereinafter referred to as COMPANY, represented by Mr. Dennis Sheredy, pursuant to the following RECITALS and CLAUSES.

RECITALS

I.The legal representative of PITSA hereby declares that:

A.PITSA is a Company organized and existing under Mexican General Corporation Law, as per Public Instrument No. 16,150, Volume 270, executed before Attorney Carlos C. Enriquez de Rivera B., Notary Public No. 09 of Mexicali B.C., having as its corporate object the development and operation of an Industrial Park in the City of Tijuana, Baja California, Mexico, known as “Parque Industrial BajaMaq El Aguila”.

B.Mr. Jaime Roberts Vildosola verifies his capacity as Legal Representative of PITSA as per public instrument described above and that such power has not been revoked.

C.PITSA’s registration number at the Federal Registry of Tax Payers is PIT-980722-469.

D.The address at which it has its principal place of business is Km. 10 on Highway to San Luis, Rio Colorado, Sonora, Mexicali, Baja California, Mexico.

E.PITSA established within a tract of land located in Parque Industrial Bajamaq El Aguila a modular Industrial Building, with a constructed area of approximately 91,590.08 square feet, hereinafter referred to as “ PITSA Industrial Building”.,

F.His principal owns and can dispose freely of modules C, D, E and F at PITSA Industrial Building located in Parque Industrial Bajamaq El Aguila in the City of Tijuana, Baja California.

G.PITSA wishes to enter into a lease agreement with COMPANY regarding a portion of the PITSA Industrial Building, described in paragraph E above, with an area of 61,060.08 square feet, identified as modules C, D, E and F located on Ave. de Aguila Azteca 19190 Parque Industrial BajaMaq El Aguila. Such modules includes warehouse, full conditioned office space and parking area for 51 vehicles, and is described in the specifications and drawings attached as Exhibit “A” (referred hereinafter as “Leased Property”).

H.It is the intention of PITSA to grant COMPANY the right of first refusal regarding an additional constructed area of 30,530 square feet, identified as modules A and B, adjoining the modules described in paragraph G above subject matter of this Agreement, for future expansion by COMPANY, under the terms and conditions as may be agreed upon at the time such right is exercised.

I.PITSA has applied for and obtained financial loans through Mexican and Foreign Banking Institutions, with which funds, the building and improvements located within the Industrial Park are being constructed.

IIThe legal representative of COMPANY declares that:

A.His principal is a Company organized and existing under the Mexican General Corporation Law, as is evident in Public Instrument Number 85.245 Volume 1,593 executed on May 12, 2000, before Mr. Xavier Ibañez H. Notary Public Number 3 of the City of Tijuana, Baja California, Mexico.

B.Mr. Dennis Sheredy verifies his capacity as Legal Representative of COMPANY as per public instrument described above and that such power has not been revoked.

C.COMPANY’s registration number at the Federal Registry of Taxpayers is LIM-000612-IW6

D.The address at which his principal has its principal place of business is precisely the Leased Property subject matter of this Agreement.

E.COMPANY wishes to enter into a lease agreement with COMPANY regarding Leased Property as described in recital I. F. above and Exhibit “A”.

C L A U S E S:

I.- SCOPE OF LEASE AGREEMENT

A.On the express terms and conditions set forth hereinafter, the scope of this Lease Agreement is as follows: PITSA hereby leases to COMPANY, and COMPANY hereby leases from PITSA the Leased Property as described in Exhibit “A” , referred to in recital I. F above, which is attached hereto and made a part hereof. PITSA agrees to perform the Improvements described in Exhibit “C” attached hereto duly signed by the parties. It is expressly understood that COMPANY enters this agreement with the intention of using the property for Light Industrial Assemblies.

B.PITSA hereby grants COMPANY the right of first refusal regarding the module or constructed space adjoining the Leased Property, with an area of 30,530 square feet for future expansion this area is identified as “ Intermas” in the attached Exhibit B (referred hereinafter as “ Expansion Area” ).

If Expansion Area becomes available, PITSA will provide written notice of this situation to COMPANY. COMPANY will have fifteen (15) calendar days, upon reception of notice from PITSA, to exercise the right of first refusal indicated in the previous paragraph. In the event that COMPANY does not reply within such period or elects not to exercise the option, then PITSA may lease the Expansion Area to a third party. Thereafter PITSA will be released of any future obligation regarding the right of first refusal.

C.PITSA shall deliver possession of Leased Property upon the execution of this Lease Agreement.

II.CONSTRUCTION BY PITSA

A.PITSA shall perform all improvements to Leased Property in accordance with specifications and drawings, which have been approved by PITSA and COMPANY, described in Exhibit “C”.

B.PITSA shall perform all work with respect to the improvements in accordance with all laws, ordinances, regulations, and orders of governmental authorities, and PITSA Industrial Park Regulations which are attached hereto as Exhibit “D”.

C.PITSA will proceed diligently with construction and completion of the improvements (see Exhibit “C”), so as to allow the use of previously designated areas for the purposes contemplated and in accordance with the Specifications. PITSA agrees to complete said Improvements in four weeks upon the execution of this Lease Agreement.

D.COMPANY shall have the right to modify the Specifications and drawings described in Exhibit “C” during the course of construction provided that such changes do not unreasonably delay completion of such Improvements and provided that COMPANY reimburses PITSA upon demand for any additional costs incurred by PITSA by reason of changes required by COMPANY. COMPANY hereby waives the right to object to any delay in completion caused by said changes in the Specifications not due to the default of PITSA. Any such change shall be specified in writing and shall be signed by the construction representative of COMPANY; designation of such representative shall be notified in writing to PITSA in accordance with Section F of this Clause II.

E.The Leased Property shall be considered ready for occupancy when the Improvements have been completed, as to allow the use of said areas for those purposes previously contemplated and in accordance with the Specifications. The person in charge of Improvements shall prepare, certify by his signature, and deliver, in duplicate to COMPANY and PITSA, a written statement certifying:

a)That the improvements have been substantially completed in accordance with the specifications, any properly authorized changes or amendments thereof, and

b)The date of such completion.

PITSA shall diligently complete or repair, as soon as possible, any items or corrections not completed when the Leased Property is ready for occupancy.

F.In the event of additional construction and if due to the nature of the same it becomes necessary, each party hereto shall immediately designate an individual as its construction representative. Each party agrees to be bound by and authorizes the other to rely, in connection with the original construction, upon the approvals given and any other action on the party’s behalf taken by its construction representative, or any person subsequently designated in writing and given notice to the other party.

G.Upon prior written consent of PITSA, COMPANY may, at any time prior to the Commencement Date, at its sole risk, enter upon and install such trade fixtures, machinery and equipment into operation by COMPANY’s employees or other contractors and that such action shall not relieve PITSA of its responsibilities in completing the improvements under the terms and conditions set forth herein.

H.PITSA hereby acknowledges that any and all construction improvements to be completed by PITSA hereunder, either during the pre-lease term of afterwards, either with PITSA’s employees or by third parties contracted by PITSA, will be the sole responsibility of PITSA and therefore guarantees and warrants to COMPANY that such employees and third parties will be in full compliance with all pertinent construction and Social Security, tax, labor and other applicable Mexican laws and regulations.

I.If PITSA fails to deliver the Improvements at the date indicated in Section II-C above, PITSA agrees to pay as liquidated damages an amount equivalent to one day of rent of Leased Property per each day of delay until the Improvements are completed.

III.INSTALLATIONS BY COMPANY

A.- COMPANY may, at its expense, install on the Leased Property, such trade fixtures, equipment and furniture or improvements in the warehouse, as it may deem necessary; provided that such items are installed and are removed without damage to the structural integrity of the Leased Property and Improvements. Said trade fixtures, equipment and furniture shall remain COMPANY’s property and unless COMPANY is in default hereunder, shall be removed by COMPANY upon expiration of the term hereof, or earlier termination of this Lease. COMPANY may also install temporary improvements in the interior of the Leased Property, provided that such improvements are installed and removed without damage to the structure of the Improvements. COMPANY shall repair, at its sole expense, all damage caused by the installation or removal of such trade fixtures, equipment, furniture or temporary improvements.

B.‑ COMPANY shall perform all installations in accordance with all laws, ordinances, regulations, orders of government authorities, and the PITSA Industrial Building’s Regulations, which are attached hereto as Exhibit “D”.

IV.LEASE TERM AND COMMENCEMENT DATE.

A.Lease Agreement. This Lease Agreement shall be effective from Commencement Date, which for the purposes of this Lease Agreement is set as June 1st , 2000, PITSA will proceed diligently to execute the Improvements not ready at the Commencement Date.

B.Term. Seven year lease term. The term of this Lease shall be for seven years, commencing upon Commencement Date and shall end on the last day of the of the 7th leased year of the term, as said term is hereafter defined.

C.Lease Year, The term “ Lease Year” as used herein, shall mean a period of twelve (12) consecutive full calendar months. The first Lease Year shall begin on the Commencement Date.

V,RENT.

A.Lease.- As fixed rent for the Lease of the Leased Property during the Lease Term hereof, COMPANY shall pay to PITSA the amount of US$0.36 (thirty six cents currency of the United States of America), plus Value Added Tax (IVA), per square foot per month, payable precisely in such currency or in Mexican Currency at the rate of exchange prevailing at the time of payment for the sale of dollars at Banco International, S. A. (BITAL), Las Californias Branch. Such amount shall be payable in advance on the first day of each month, at the address of PITSA, or be deposited in account # 7000414706 of Bank BITAL, Las Californias Branch, under Promotora Industrial de Tijuana, S. A. DE C. V. Said rent shall be adjusted annually to reflect the exact increase of the Los Angeles-Anaheim-Riverside Consumer Price Index on each anniversary of the lease term . The rent adjustment will not be less than 2% and will not exceed 4.5% per year.

The payment of rent shall start upon Commencement Date, June 1st 2000, as defined in Section IV-A above.

B.Maintenance fee. COMPANY shall pay a monthly maintenance fee of US$0.0138 per square foot of Leased Property, plus the Value Added Tax (IVA), which covers the costs of landscaping, public lighting, street up-keep, common area litter removal and external building maintenance. The maintenance fee is payable jointly with the monthly rent. Such fee shall be adjusted annually to reflect the increase of the Los Angeles- Anaheim-Riverside Consumer Price Index on each anniversary of the lease term. The maintenance fee adjustment will not be less than 2% and will not exceed 4.5% per year.

If such rent and maintenance fee are not paid within the first (5) days of any given month, it shall become delinquent and a late payment penalty will be applied of 5% of the monthly rent.

C.COMPANY hereby agrees to provide maintenance for specific equipment property of PITSA such as A/C units, compressors, electrical transformers. For such purpose, COMPANY will keep a log book indicating all of the maintenance provided to such equipment.

D.Notwithstanding the above statements, COMPANY will pay the rent provided for above, at the address of PITSA as set forth in this Agreement, or at the address of the banking financial institution or to any assignee of PITSA, as PITSA may direct, under the terms of Clause XIII of this Lease Agreement.

E.Liquidated Damages. Termination by PITSA of this Lease Agreement due to a default of COMPANY, prior to or during the first six (6) months of the Lease Term, or termination by COMPANY without cause, entitles PITSA to automatically apply as liquidated damages all sums paid or deposited by COMPANY, as prepaid rent or as a security deposit, in addition to any other rights of PITSA provided for herein.

F.Setoff. The payment of any rent due under this Lease, shall not be withheld or reduced for any reason whatsoever, and COMPANY agrees to assert any claim, demand, or other right against PITS A only by way of an independent proceeding.

G. PITSA hereby acknowledges having received from COMPANY the amount of $ 25.106.69 US Currency. VAT (IVA) included, to be applied to the first month of rent upon Commencement Date for which PITSA shall deliver the corresponding receipt. PITSA also acknowledges having received from CQMPANY the amount of $ 65.944.89 US Currency, as deposit to guarantee compliance of the obligations assumed hereunder. It is understood that such deposit will not be considered as advanced payment of rents but shall be used only to remedy any non-compliance by COMPANY.

VI.USE.

The leased Property shall be used and occupied for Light Industrial Assemblies or any Lawful industrial purpose not in violation of the PITSA Industrial Park Regulations attached hereto as Exhibit “ D” . COMPANY shall promptly and adequately comply with all laws, ordinances and orders of all governmental authorities affecting the Leased Property or that may be a menace to other occupants of the Industrial Park.

VII.INSURANCE.

A.Fire and Other insurance.- Effective as of the date of commencement of the Lease, COMPANY will obtain insurance covering the building, its improvements, contents and third parties damages, in an amount sufficient to provide for their replacement, particularly in consideration of the risk products to be processed or kept in the Leased Property; all insurance policies will name PITSA as the beneficiary, If such policies are not obtained on or before the commencement date, PITSA will contract an insurance policy equivalent to cover such contingencies and COMPANY will be responsible to reimburse PITSA the amount for the correspondent premiums immediately upon demand.

B.Form and Delivery of Policies. Each insurance policy referred to in the preceding paragraphs shall be in a form approved by the Department of Finance and Public Credit (“Secretaria de Hacienda y Crédito Publico” ) and written with one or more companies licensed to do insurance in Tijuana, Baja California, Mexico, and shall provide that it shall not be subject to cancellation or change, except after at least 30 days prior written notice to PITSA. Prior to the Commencement Date of the Lease Term, each of the parties shall procure and maintain such Insurance deemed necessary to cover its liabilities and property. COMPANY shall deliver to PITSA the corresponding policies within thirty (30) days following the date of signature of this Agreement.

C.Guaranty.- COMPANY shall assure that a Guarantee under the form of Exhibit “E” attached hereto is given by Leach International Corporation, to insure the adherence by COMPANY of all of the conditions, covenants, obligations, liabilities and agreements set forth in this Lease Agreement. With such guaranty, guarantor shall deliver a copy of the most recent audited financial statements.

VIII.	TAXES AND ASSESSMENTS.

With the exception of the income tax and fixed asset tax imposed on PITSA, which shall be borne by PITSA, COMPANY shall pay property tax and all taxes and assessments of every kind, which are or may be at any time during the Leased Term levied against the Leased Property, the Lease Agreement, or COMPANY due to the nature of its activities. All such taxes and assessments shall be paid by the COMPANY, and receipt showing the payment of such taxes and assessments delivered to PITSA before such taxes and assessments become delinquent.

COMPANY also agrees to pay all taxes and assessments of every kind levied upon any and all personal property of COMPANY, its successors and assigns, whether same shall be or may become a lien upon the Leased Property. All such taxes and assessments shall be paid by COMPANY before the same become delinquent.

IX.REPAIRS, ALTERATIONS AND IMPROVEMENTS.

A.PITSA

1.After receipt of written notice from COMPANY, PITSA, at its expense shall, with minimum interference of COMPANY’s normal use of the Leased Property, diligently proceed to repair any structural defects in the roof or exterior bearing walls, as constructed by PITSA, excepting normal wear and tear. PITSA shall not be liable for any damages, and shall not be obligated to make any repairs due to damages caused by any negligent act or omissions of COMPANY, its employees, agents, invitees or contractors. PITSA shall have no other obligation to maintain or repair any other portion of the Leased Property, except for the repair of those improvements constructed by PITSA for COMPANY for a period of one year after its completion, PITSA shall not be liable to COMPANY for any damage resulting from PITSA’s failure to make repairs, unless COMPANY has notified PITSA of the need for such repairs, and PITSA has failed to commence such repairs within seven (7) days after said written notice has been given and has failed to complete the same in a diligent manner in the case of more urgent matters.

2.If PITSA fails to make the repairs described in Clause IX, “A”, COMPANY may, but shall not be required to, make or cause such repairs and PITSA shall, on demand, immediately pay to COMPANY the reasonable cost of the repairs.

B.COMPANY

1.COMPANY, at its expense, except for those obligations of PITSA stated in paragraph “A”, 1, of this Clause, shall keep and maintain in good order and repair, except for normal wear and tear, all of the Leased Property, including improvements, and further including but not limited to, all plumbing, sewage and other utility facilities that are within the Leased Property, as well as fixtures, partitions, walls (interior and exterior, including painting as often as necessary), floors, ceilings, signs, air conditioning, electric installations, heating, and similar equipment, doors, windows, plate glass and all other repairs to the Leased Property. COMPANY at its expense, shall repair all leaks except those caused by structural defects in the roof and exterior walls. The plumbing facilities shall not be used for any other purpose than that for which they were constructed. The expense of any breakage, stoppage or damage resulting from a violation of this provision, shall be borne by COMPANY. COMPANY shall store all trash only temporarily within Leased Property, and shall arrange for the regular pick-up of trash at COMPANY’s expense. COMPANY shall not burn any trash of any kind in or about the Leased Property or the Industrial Park or near it.

2.COMPANY shall require PITSA’s written consent to make any alterations, improvements or additions to the exterior walls and roof of the Leased Property with a cost exceeding US$5,000.00 (FIVE THOUSAND DOLLARS 00/100 CURRENCY OF THE UNITED STATES OF AMERICA). COMPANY shall not damage any floors, walls, ceilings, partitions, or any wood, stone or ironwork on or about the Leased Property in connection with the construction of any such alterations or improvements.

3.COMPANY shall keep the Leased Property free and clear of all encumbrances and liens arising out of acts or omissions of COMPANY, including those arising out of acts or construction done or ordered by COMPANY. However, if by reason of any work performed, materials furnished or obligations incurred by COMPANY with any third party, or any other act or omission by COMPANY, PITSA is made liable or involved in litigation, COMPANY shall hold harmless and indemnify PITSA including any costs and expenses, and attorney’s fee incurred by reason thereof. Should COMPANY fail fully to discharge any such encumbrances or liens within thirty (30) days after the date the same appears of record or fail to provide a bond acceptable to PITSA in case of litigation, PITSA at its option, may pay all or any part thereof. If PITSA pays any such lien or encumbrances or any part thereof, COMPANY shall, on demand, immediately pay PITSA the amount so paid, together with interest at the rate of 20 percent (20%) per annum from the date of payment. No lien or encumbrance any character whatsoever created by and act or omission by COMPANY shall in any way attach or affect the rights of PITSA over the Leased Property.

X.UTILITY SERVICES

During the term of this Lease Agreement, COMPANY shall promptly pay for any and all public and other utilities services furnished to the Leased Property, including but not limited to, water, gas, electricity, telephone and trash pick up charges. PITSA will assist COMPANY in obtaining all such utility services if such becomes necessary.

All contracts necessary for the installation of any services to the Leased Property, such as water, drainage and telephone hook-up fees if any, as well as any KVA installation charge by the Mexican Federal Electric Commission and its electricity hook-up fees usage charge will be covered in full by COMPANY. There are 200 KVA’s free of charge given by CFE; any further need of KVA’s will be supplied and charge additionally by CFE to COMPANY. PITSA warrants that there will be at least 700 KVA’s available on building, which will be supplied by CFE.

There is a private security company at the gate of PITSA Industrial Park. The service will be paid in a prorate manner by tenants according to the square footage leased by tenants. COMPANY as principal tenant may control the choices regarding security of the premises.

XI.RIGHT-OF-WAY.

PITSA is hereby granted a right-of-way upon, across, and under the Leased Property for ingress, egress, installations, replacing, repairing and maintaining all utilities, including but not limited to water, gas, telephone, all electricity and any television or radio antenna system serving the Leased Property. By virtue of this right-of-way it shall be expressly permissible for the electrical and/or telephone companies to erect and maintain the necessary poles and other necessary equipment on the Leased Property; provided, that in exercising any right PITSA may have under Clause XI, PITSA agrees to cause only a minimum interference with COMPANY’s use and possession by COMPANY of the Leased Property. Unless the performance of any installation or repairs are absolutely necessary for the safety of tenants, any fixtures, cables, wires and/or other equipment that would require to be installed within the industrial building of Leased Property should be previously authorized in writing by COMPANY, such authorization will not be unreasonably withheld. Damages or losses due to lack of authorization or delay in the issuance of such authorization will be COMPANY’s responsibility.

XII.ASSIGNMENT AND SUBLETTING.

A.COMPANY shall have the right, upon prior written authorization from PITSA, to assign or transfer or sublease this Lease Agreement or any interest therein or to permit the use of the Leased Property to any person or company, provided, however, that COMPANY, in the event of any such authorization to assign, transfer or sublease, COMPANY shall remain liable for all its obligations under this Lease Agreement.

B.PITSA shall have the right to assign and reassign, from time to time, any or all of the rights and obligations of PITSA in this Lease Agreement or any interest therein, without COMPANY’s consent, provided that no such assignment or reassignment shall impair any of the rights of COMPANY herein, and provided further, that PITSA shall remain liable for all of its obligations under this Lease Agreement, asserting directly against such assignee any defense, setoff, or counterclaims which COMPANY may have against PITSA or any other person. However, COMPANY hereby specifically waives, with respect to withholding of rent, any preventive measures to guarantee payment of a claim, as provided by the Code of Civil Procedures.

XIII.SUBORDINATION.

During the term of this Lease Agreement, PITSA shall have the right to encumber its interest in the Leased Property or in this Lease Agreement for any purpose it deems convenient and COMPANY shall and hereby does subordinate its interest in this Lease Agreement and in the Leased Property to such encumbrances. However, in the event such encumbrances are foreclosed upon or judicially enforced, the one who holds the encumbrance shall agree to respect this Lease Agreement and accept the performance by COMPANY of its obligation hereunder. COMPANY shall execute any agreement which may be required by PITSA in confirmation with such subordination and submit whatever public finance data may normally be requested by any trust insurance company, bank or other recognized lending institution.

Once PITSA shall have notified COMPANY in writing that the former has assigned its interest in this Lease Agreement to any lending institution as security for a debt or other obligation of PITSA, PITSA shall not have the power to amend this Lease Agreement so as to reduce the rent, decrease the term or modify or negate any substantial obligation of COMPANY in the terms hereof, or agree to rescind this Lease Agreement without the written consent of such lending institution. Such obligation shall continue until the lending institution has notified COMPANY in writing that such assignment has been terminated, on the understanding that if PITSA fails to obtain such lending institution’s approval to carry out the foregoing, the amendment of the terms above mentioned shall have no effect whatsoever as against such lending institution. In addition, if the lending institution shall notify COMPANY in writing requiring the payment of rents hereunder directly to such lending institution or its representative, then COMPANY shall be obligated to pay such lending institution or its representative each subsequent rental coming due under this Lease Agreement (together with any unpaid rent then past due), until the date on which such lending institution notifies COMPANY authorizing payment of rent to PITSA or other party entitled thereto. COMPANY understands and agrees that except for the advanced security deposit provided for in the Miscellaneous Section hereunder, at the request of PITSA, shall provide a statement that no advanced payment has been made; such document shall be binding upon COMPANY as against the lending institution to which this Lease Agreement may be assigned. In addition, the lending institution shall not be bound to recognize those payments made to PITSA after the COMPANY has received notice requiring payments to be made to such lending institutions.

XIV.ACCESS TO LHASED PROPERTY.

Without undue interference to COMPANY’s operation, PITSA or its authorized representatives shall have the right to enter the Leased Property during COMPANY’s business hours to and in emergencies at all times inspect the Leased Property and to make repairs, additions or alterations to the Leased Property, For a period commencing ninety (90) days prior to the termination of this Lease Agreement, PITSA shall have access to the Leased Property for the purpose of exhibiting it to prospective tenants and may post usual “For Sale” or “For Lease” signs upon the Leased Property and COMPANY shall have the right to accompany any representatives of PITSA and prospective tenants. PITSA and COMPANY will agree as to the schedule of the visits for the exhibition of Leased Property. COMPANY at is own risk, retains the right to authorize PITSA to enter the premises in case of emergencies.

XV.DAMAGE OR DESTRUCTION.

A. Total.- In the event that the whole or a substantial part of the Leased Property is damaged or destroyed by tire3 act of nature, or any other cause, so as to make COMPANY unable to continue the operation of its business, PITSA and COMPANY shall, within ten (10) days from such destruction, determine whether the Leased Property can be restored within the following four (4) months. If PITSA and COMPANY determine that the Leased Property cannot be restored within four (4) months, either PITSA or COMPANY shall have the right and option to immediately terminate this Lease Agreement, by advising the other thereof by written notice. If PITSA and COMPANY determine that the Leased Property can be restored within said four (4) months, PITSA shall proceed diligently to reconstruct the Leased Property, without obligation to COMPANY for payment of rents during such reconstruction period and until such time that the Leased Property is delivered to COMPANY.

B. Partial.- in the event the said damages were caused to only a portion of the Leased Property and that said destruction does not prevent COMPANY from continuing the normal operation of its business on the Leased Property, PITSA and COMPANY shall repair said damage, each party reconstructing that portion of the Improvements for which it was responsible in the original construction, providing that during the period corresponding for the repair and restoration of PITSA’s Improvements, the rent payable hereunder by COMPANY shall be equitably prorated to the interference with COMPANY’s use and possession of the Leased Property caused by such damage and repairs.

XVI.LIMITATION OF LIABILITY.

Except for intentional or negligent acts or omissions of PITSA, its agents or employees, PITSA shall not be liable to COMPANY or to any other person whatsoever for any loss or damage of any kind or nature caused by the intentional or negligent acts or omissions of COMPANY or other occupants of the PITSA Industrial Park or of adjacent property, or the public, and other causes beyond the control of PITSA, including but not limited to any, failure to furnish or any interruption of any utility or other services in or about the Leased Property, COMPANY recognizes that additions, replacements and repairs to the PITSA Industrial Park will be made from time to time, provided that the same shall not substantially interfere with COMPANY’s use and enjoyment of the Leased Property.

XVII.INDEMNIFICATION.

COMPANY agrees to indemnify and hold PITSA harmless from any death or injury to third persons or damage to the property of third parties, arising from any negligent acts or omissions of COMPANY, or its contractors, licensees, agents, invitees or employees, occurring in or about the Leased Property, or the areas adjoining the Leased Property, and against all costs and expenses, including attorney’s fees, incurred thereby.

PITSA indemnifies and hold COMPANY harmless from death or any injury or damage to the property of COMPANY or its agents or employees, and from any and all liability for death or injury to third persons or damage to the property by third persons while lawfully upon the Leased Property, occurring by reason of any negligent acts or omissions of PITSA, its agents or employees, and from and against all costs, and expenses, including attorney’s fees, incurred thereby.

XVIII.NOTICES.

All notices under this Lease Agreement shall be forwarded to the addresses of the parties mentioned in the Recitals above or such other address as may from time to time be furnished by the parties hereto. Said notices shall be in writing and shall be deemed given seven (7) days after the date sent by mail, or personal delivery if possible acknowledging receipt of the latter. Duplicate notices shall be sent by certified airmail, postage prepaid, to such additional addresses as may from time to time be requested in writing by the parties hereto.

XIX.COMPANY’s DEFAULT.

A.Each of the following shall be a default of COMPANY:

1.Vacating or abandonment of the Leased Property.- PITSA shall consider the building abandoned when COMPANY closes its operation, terminates all employees and stops making payment of rent for one or more months. Under such circumstances PITSA may proceed to take over the building after notifying COMPANY under the terms hereunder provided, and no answer is received for a period of fifteen (15) days following such notice. For such purpose, PITSA is hereby expressly authorized by COMPANY to request the competent Court under a voluntary jurisdiction procedure to be given possession of the building using any legal means provided by Law, and expressly waiving COMPANY the right to be served notice due to prior notice of abandonment This procedure shall be observed independently of any other remedies of PITSA as provided hereunder. Consequently COMPANY hereby expressly consents and submits to such action, waiving expressly any action to file any claim against PITSA and/or its representatives for any such taking over, or claim damages or losses of any nature.

2.Failure to pay any installment of rent due and payable hereunder upon the date when said payment is due, as provided for in clause “V” , paragraph “A” hereunder, without need of notice of any kind;

3.Default in the performance of any covenant, agreements or obligations hereunder, said default, except for default in the payment of rents, continuing for fifteen (15) days after written notice thereof is given by PITSA to COMPANY (or for any reasonable period necessary for COMPANY to cure said default given by PITSA);

4.A general assignment by COMPANY for the benefit of creditors;

5.The filing of a voluntary petition in bankruptcy by COMPANY or the filing of an involuntary petition by COMPANY’s creditors, said petition remaining undischarged for a period of sixty (60) days;

6.The appointment of a Receiver to take possession of substantially all of COMPANY’s assets or of the Lease Property, said receivership remaining undissolved or unstayed for a period of thirty (30) days; or

7.Failure by COMPANY to comply with any and all applicable laws and regulations of any Environmental Agency of the Government of Mexico, in connection with the use or operation of any equipment by COMPANY that may be considered as contaminating by such Governmental Office, and failure to comply with any and all recommendations so given by said Governmental Office in connection therewith.

B.Upon the occurrence of any of the foregoing defaults, PITSA shall have the right, at its option, and in addition to other rights or remedies granted by law, including the right to claim damage, to immediately rescind this Lease Agreement and evict COMPANY from the Leased Property, independently of the right granted under paragraph A-l) of this Clause.

XX.RIGHT TO CURE DEFAULTS.

In the event of COMPANY’s breach of any term or provision herein, (except payment of rents and maintenance fee) PITSA may, without any obligation to do so, at any time after ten (10) days written notice, cure such breach or default or make repairs to the Leased Property, for the account and at the expense of COMPANY. If PITSA, by reason of such breach or default, pays any money or is compelled to incur any expense including attorney’s fees, the sums so paid or incurred with all interest, cost and damages, shall be paid by COMPANY to PITSA on the first day of the month after incurring such expenses.

If any installment of rent or any other payment is not paid promptly when due, it shall bear interest of five percent (5%) percent per month from the date on which it becomes delinquent until paid in full. This provision is not intended to relieve COMPANY from any defaults in the making of any payment at the time and in the manner herein specified. The foregoing interest, expenses and damages shall be recoverable from COMPANY by exercise of PITSA’s right to recover damages under this Clause XX.

Nothing in this Clause XX affects the right of PITSA to indemnification by COMPANY in accordance with Clause XVII hereinabove, for liability arising prior to the termination of this Lease for personal injuries or property damage.

XXI.WAIVER.

In the event PITSA or COMPANY does not compel the other to comply with any of the obligations hereunder, such action or omission shall not be construed as a waiver of a subsequent breach of the same or any other provision. Any consent or approval shall not be deemed to waive or render unnecessary the consent or approval of any subsequent or similar act by COMPANY or PITSA.

XXII.CERTIFICATES.

Within ten (10) days of receipt of a written request made by PITSA, COMPANY shall deliver to PITSA a statement in writing certifying that this Lease Agreement is unmodified and in full force and effect (or if there have been modifications, that the same are in full force and effect as modified); the dates to which the rent and any other charges have been paid in advance; and that PITSA’s Improvements have been satisfactorily completed, It is intended that any such statement may be relied upon by any person, prospective purchaser or lending institution interested in the Leased Property.

XXIII.HOLDING OVER.

If COMPANY should remain in possession of the Leased Property, due to COMPANY’s omission or negligence, after the expiration of this agreement, COMPANY shall pay PITSA a conventional monthly penalty equal to one hundred and twenty percent (120%) of the amount of the monthly rent, as of the expiration date of the Lease Agreement until COMPANY has delivered to PITSA possession of the Leased property or executed a new Lease Agreement. This provision shall not be construed as granting any right to COMPANY to remain in possession of the Leased Property after the expiration of the Lease Term. COMPANY shall indemnify PITSA against any loss or liability resulting from the delay by COMPANY in surrendering the Leased Property at the expiration of this Lease Agreement, waving any right granted by law.

XXIV.SURRENDER.

On the last day of the term of this Lease Agreement, or the sooner termination thereof pursuant to other provisions hereof, COMPANY shall quit and surrender the Leased Property, broom clean, in good condition together with all alterations, additions and improvements that may have been made to the same, except furniture, machinery and equipment owned by COMPANY. Upon the termination of this Lease Agreement, COMPANY, unless it is in default hereunder, shall immediately remove all of its property, and all property not removed shall be deemed abandoned by COMPANY. At all times COMPANY shall immediately repair any and all damage caused to the Leased Property by the removal of COMPANY’s property.

XXV.QUIET ENJOYMENT.

PITSA agrees that COMPANY, upon paying the rent and all other charges provided for herein and upon complying with all of the terms and provisions of the Lease Agreement, shall lawfully and quietly occupy and enjoy the Leased Property during the Lease Term.

XXVI.MISCELLANEOUS.

A.This document contains all of the agreements and conditions made between the parties, and may not be modified orally or in any matter other than by a written agreement signed by the authorized representatives of the parties.

B.If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be held by a court of competent jurisdiction, to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Lease or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

C.In the event that either party should bring an action against the other party for the possession of the Leased Property, or for the recovery of any sum due hereunder, or because of the breach of default of any covenant in this Lease Agreement, the prevailing party shall have the right to collect from the other party its relevant costs and expenses, including attorney’s fees.

D.Every payment and obligation required by this Lease Agreement, shall be paid and performed on the date specified for such payment or performance and no delay or extension thereof shall be permitted.

E.The titles and subtitles to the Clauses of this document shall have no effect on the interpretation of the terms and provisions contained in this Lease Agreement.

F.COMPANY hereby promises to deliver to PITSA on the date of signature of this Lease Agreement an amount equivalent to three months rent, as deposit in guaranty for compliance of the obligations assumed hereunder by COMPANY, It is understood that such deposit will not constitute rents nor will be applied as rent payment, and shall be reimbursed in full to COMPANY by PITSA upon termination of the Lease Agreement, once COMPANY shows satisfactory evidence that all obligations have been complied with. Otherwise PITSA is expressly authorized to use such deposit to cover amounts owed under any title to PITSA hereunder.

G.The parties agree that this Lease Agreement shall be governed by the Laws of the State of Baja California. For everything pertaining to the interpretation and compliance of this Lease Agreement, the parties thereby expressly submit to the jurisdiction of the Civil Courts of the City of Tijuana, Baja California, expressly waiving any other jurisdiction which might be applicable by reason of their present or future domiciles or otherwise.

H.Whenever the prior consent of either party, written or otherwise, is required as a condition for the execution of any act by the other party, such party agrees not arbitrarily to withhold such consent.

I. Each party shall execute such further documents as shall be requested by the other party, but only to the extent that the effect of said documents is to give legal effect to rights set forth in this Lease Agreement.

J.Submission of this instrument for examination or signature by COMPANY does not constitute a reservation of or option to lease, and it is not effective as a Lease Agreement until execution and delivery by both PITSA and COMPANY.

K.This Lease and each of its covenants and conditions shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors or assignees, subject to the provisions hereof. Whenever in this Lease a reference is made to PITSA, such reference shall be deemed to refer to the person in whom the interest of the lessor hereunder shall be vested. Any successor or assignee of COMPANY who accepts an assignment of the benefit of this Lease and enters into possession of enjoyment hereunder, shall thereby assume and agree to perform and be bound by the covenants and conditions hereof.

L.PITSA hereby agrees with COMPANY that, if so requested by COMPANY, PITSA shall construct any additional improvements in the building as may be required by COMPANY as to manner and location, for which purpose COMPANY shall provide PITSA with any and all plans and specifications pertaining to such improvements. In such event, both parties agree to negotiate in good faith, the cost, timing and completion schedules, ownership of such improvements and other terms and conditions related thereto. PITSA shall have ten (10) working days after receipt of the plans and specifications, to grant its approval or to require modifications. COMPANY shall promptly execute and deliver any required modifications for PITSA’s final approval.

M.This Agreement and each and all of its stipulations as drafted, are for the sole and exclusive use by PITSA with its lessees. Its contents shall not be disclosed or used for any other purpose or parties whatsoever.

N.All Exhibits mentioned hereunder shall be signed by all parties involved, and shall enforceable together with Lease Agreement.

O.Option to Purchase.- COMPANY shall have the option to purchase the Leased Premises at a Fair Market Value, which shall be determined by appraisals performed individually by the parties hereunder. The option to purchase granted in this section will be exercised by means of a notice given to PITSA by COMPANY, at least 120 days prior to the expiration of the Initial Lease Term, as hereunder defined, in the understanding that lack of timely written notice shall release PITSA of such obligation. It is clearly understood that the period of 120 days is established so as to allow COMPANY to exercise such right and formalize the purchase. Any extension thereof or terms and conditions will be negotiated and agreed in writing by the parties.

P.This Agreement shall be executed both in the English and Spanish languages. In the event of any inconsistency between such versions, the English version shall prevail.

IN WITNESS WHEREOF, the parties have executed this Lease Agreement in the City of Tijuana, State of Baja California, Mexico, on the 1st, day of June of the year two thousand.

PROMOTORA INDUSTRIAL DE TIJUANA, S. A. DE C. V.	LEACH INTERNATIONAL MEXICO, R A. DE C. V.

/s/ Jaime Roberts Vildosola	/s/ Dennis Sheredy
Jaime Roberts Vildosola	Dennis Sheredy
Legal Representative	Legal Representative

WITNESSES:

LEACH

Contrator

ADDENDUM TO LEASE AGREEMENT entered into by and between, PROMOTORA INDUSTRIAL TIJUANA, S. A DE C. V., hereinafter referred to as PITSA, represented by Mr. Jaime Roberts Vildosola, and LEACH INTERNATIONAL DE MEXICO, S. DE R.L. DE C.V., hereinafter referred to as COMPANY, represented by Mr. Dennis Sheredy, pursuant to the following RECITALS and CLAUSES.

RECITALS:

WHEREAS the parties entered into a Lease Agreement dated June 1st , 2000, regarding certain property located at Parque Industrial Bajamaq El Aguila, of the City of Tijuana, Baja California, described as modules C, D, E and F at PITSA Industrial Building, of 61,060.08 square feet.. Such modules include warehouse, full conditioned office space and parking area for 51 vehicles referred as “Leased Property”.

WHEREAS the Lease Agreement stipulates in Clause V, that COMPANY in addition to the rents, shall pay PITSA a Maintenance fee of US$0.0138 per square foot of Leased Property, plus the Value Added Tax (IVA), to cover the costs of landscaping, public lighting, street up-keep, common area litter removal and external building maintenance.

WHEREAS the parties have agreed to amend Clause V, paragraph B, so as to cancel the payment of such Maintenance Fee, allowing COMPANY to assume certain obligations in connection with such maintenance, and releasing PITSA for rendering such maintenance services.

Pursuant to the above, and under the terms of Clause XXVI, A), the parties have hereby agreed as follows:

CLAUSES:

FIRST: PITS A and COMPANY hereby agree to amend the Lease Agreement, regarding Clause V, paragraph B, according to the terms established herein.

SECOND: COMPANY shall exclusively assume the obligations regarding maintenance of the Leased Premises, described as follows:

•	Landscaping
•	Public lighting
•	Common area litter removal.

COMPANY waives any right to claim from PITSA reimbursement for any disbursements made in connection with the maintenance services described above.

The maintenance activities described herein, shall be performed according to the following time-frame:

1.	Landscaping shall be performed by a specialized subcontractor hired by the COMPANY for weekly maintenance to keep up the appearance and health of the green areas.
2.	Exterior Light Bulb Fixtures shall be changed every time they are expired
3.	The Common Area Litter Removal shall be executed when required.

THIRD: The parties agree to eliminate, upon the execution of this instrument, the obligation of the COMPANY to pay to PITSA a Maintenance fee of US$0.0138 per square foot of Leased Property, plus the Value Added Tax (IVA), described in clause V, Paragraph B of the Lease Agreement.

FOURTH: As a consequence of the terms contained in Clause Second above, it is agreed by the parties hereunder, that if for any reason COMPANY fails to perform its duties as listed in Clause Second of this amendment, within the timing stipulated therein, PITSA will notify COMPANY in writing of any such non-compliance so as to allow COMPANY to perform within a period of fifteen days as of the day such notice is given and received by COMPANY. In the event that COMPANY fails to cure any such default, then PITSA will proceed to perform such jobs and will bill directly COMPANY the expenses incurred in connection therewith, and COMPANY will be obligated to reimburse PITSA within a period of ten days following request of payment from PITSA.

FIFTH: With respect to the activities of External Building Maintenance and Street Upkeep, it is agreed that the painting of the Building and the asphalt patching of the Parking Lot that form part of the Leased Premises will take place every five years from and after the date of this instrument.

When maintenance is due, the parties shall agree on the extent and type of painting of the

Building and the patching of the asphalt to be carried out.

Each of PITSA and COMPANY shall bear and pay one-half of the cost of painting the Building and patching the asphalt of the Parking Lot agreed upon between the parties, that form part of the Leased Premises.

SIXTH: All other obligations assumed by COMPANY stipulated under all other Clauses of the Lease Agreement regarding maintenance of public services as agreed, such as drainage, water services, etc., shall continue to be the responsibility of COMPANY.

SEVENTH: It is clearly understood that except for the amendment contained herein, all other clauses of the Lease Agreement shall remain in full force in effect, and may only be amended as stated under the terms of Clause XXVI, A), which requires that all amendments to the Lease Agreement shall be made in writing.

EIGHTH: This Amendment to Lease Agreement shall be executed both in the English and Spanish languages. In the event of any inconsistency between such versions, the English version shall prevail.

NINTH: The parties agree that this amendment, which is under the terms of the Lease Agreement executed by the parties, shall also be governed by the Laws of the State of Baja California. For everything pertaining to the interpretation and compliance of this Lease Agreement, the parties thereby expressly submit to the jurisdiction of the Civil Courts of the City of Tijuana, Baja California, expressly waiving any other jurisdiction which might be applicable by reason of their present or future domiciles or otherwise.

TENTH: The domiciles of the parties hereto, shall be those indicated in the original Lease Agreement.

IN WITNESS WHEREOF, the parties have executed this Lease Agreement in the City of Tijuana, State of Baja California, Mexico, on the 17th day of April of the year two thousand one.

PROMOTORA INDUSTRIAL DE TIJUANA, S. A. DE C.V	LEACH INTERNATIONAL MÉXICO, S. DE R.L DE C.V.

/s/ Jaime Roberts Vildosola	/s/ Dennis Sheredy
Jaime Roberts Vildosola	Dennis Sheredy
Legal Representative	Legal Representative

W I T N E S S E S:

2

LEASE AMENDMENT

MODIFICATORY AGREEMENT to the Lease Agreement entered into by and between PROMOTORA INDUSTRIAL DE TIJUANA S.A. DE C.V., hereinafter referred to as “PITSA”, represented by Mr. Jaime Roberts Vildósola, and LEACH INTERNTIONAL DE MEXICO, S. DE R.L. DE C.V., hereinafter referred to as “COMPANY”, represented by it’s legal representative, Mr. Greg Brostek, and which is formalized in accordance with the following recitals and clauses:

RECITALS:

Both parties declare:

I.

That PITSA and COMPANY have entered into a Lease Agreement dated June 1, 2000, whereby PITSA leased a modular building to COMPANY, located in Parque Industrial Bajamaq El Aguila, with a constructed area of approximately 91,590.08 square feet, hereinafter referred to as “PITSA Industrial Building”.

II.

PITSA and COMPANY wish to enter into this Modificatory Agreement in order to amend the Lease Agreement pursuant to the terms and conditions set forth below due to COMPANY wishes to extend the lease term and add a 2,406 square feet mezzanine to the 61,060.08 square feet used at this moment by the COMPANY.

III.-

That in the referred agreement on Clause IV, they agreed on the term of the lease for a period of seven (7) years; hereunder the COMPANY wishes to extend that period for ten (10) years, commencing on April 01, 2005 and concluding on March 31, 2015.

IV.-

PITSA requires that an additional deposit equivalent to US$14,022.36 (fourteen thousand and twenty two dollars 36/100 currency of the United States of America) plus I.V.A. be delivered over the extension of the lease term in guaranty for compliance of the obligations assumed hereunder by the COMPANY.

Now, therefore, in consideration of the foregoing recitals and the agreement, covenants and conditions contained herein, the parties hereto agree as follows:

CLAUSES:

FIRST: LEASE TERM. Under the terms and conditions set forth on the Lease Agreement, the term over. the complete 63,466.08 square feet (include the mezzanine), will be extended to ten (10) years, binding for the parties, commencing on April 01, 2005 and concluding on March 31, 2015. It is understood and agreed upon that COMPANY shall have the option to extend the term herein described after it’s termination, for two (2) additional terms of five (5) years each, obligatory for the parties.

SECOND: RENT.

A.- Lease. As fixed rent for the Lease of the building expansion during the Lease Term hereof, COMPANY shall pay to PITSA the amount of US$26,655.75 (twenty six thousand six hundred and fifty five dollars 75/100 currency of the United States of America) per month plus I.V.A. (corresponding to US$0.42 cents per square feet of constructed area per month plus I.V.A.) payable in advance to PITSA at the address of PITSA, on the first day of each month.

Such fee shall be adjusted annually to reflect the Los Angeles-Riverside-Orange County Consumer Price Index on each anniversary of the lease term. The rent adjustment will not be less than 2% and will not exceed 4.5% per year.

If such rent is not paid within ten (10) days after the first day of any given month, it shall become delinquent and late penalty fees will be applied at the rate of 5% per month, payable precisely in United States currency.

THIRD: SECURITY DEPOSIT. COMPANY shall deposit to PITSA, upon the execution of this agreement, the amount of US$14,022.36 (fourteen thousand and twenty two dollars 36/100 currency of the United States of America) plus I.V.A, as deposit in guaranty for compliance of the obligations assumed hereunder by COMPANY, including but not limited to payment of rents, and shall be reimbursed to COMPANY by PITSA upon termination of the Lease Agreement, once COMPANY shows evidence that all obligations have been complied with, otherwise PITSA is expressly authorized to use such deposit to cover amounts owed under any title to PITSA.

FOURTH: GUARANTY. It is clearly understood that PITSA has been induced to enter into this Modificatory Agreement with COMPANY due to the guaranties to be submitted by COMPANY. Consequently, COMPANY shall assure that a Guarantee under the form of Exhibit “A” attached hereto, is given by Esterline Technologies an American corporation (“GUARANTOR”), to insure the adherence by COMPANY of all of the conditions, covenants, obligations, including those concerning with the applications of the mechanisms of restoration in the event of an environmental damage and contamination of the Leased Property by COMPANY, liabilities and agreements set forth on the Lease Agreement dated on June 1, 2000.

FIFTH: The parties hereby agree that this Modificatory Agreement shall modify only the provisions mentioned herein, all other provisions shall remain valid and unchanged. The Lease Agreement previously executed by the parties on June 1st, 2000 shall govern any matter related to the Lease, which is not specifically addressed herein.

IN WITNESS WHEREOF this document is signed in duplicate in this City of Tijuana, Baja California, on the twenty-third of March of the year two thousand and five.

PROMOTORA INDUSTRIAL DE TIJUANA, S.A. DE C.V.	LEACH INTERNATIONAL DE MEXICO, S. DE R.L. DE C.V.

/s/ Jaime Roberts Vildosóla	/s/ Greg Brostek
Jaime Roberts Vildosóla Legal Representative	Greg Brostek Legal Representative

WITNESSES:

/s/ Lope Palomino Ara iza	/s/ Christian Zak
Lope Palomino Ara iza	Christian Zak

CONTRATO DE ARRENDAMIENTO que celebran, PROMOTORA INDUSTRIAL TIJUANA, S.A. DE .C.V., en adelante llamado como PITSA, representada por el Sr. Jaime Roberts Vildósola, y LEACH INTERNATIONAL DE MÉXICO, S. de R.L. de C.V., en adelante llamada como LA COMPAÑÍA, representada por el Sr. Dennos Sheredy, al tenor de las siguientes CLÁUSULAS y DECLARACIONES.

DECLARACIONES

I.	El representante legal de PITSA declara lo siguiente:
A.

PITSA es una Compañía organizada y existente bajo la Ley General de Corporaciones Mexicanas, como se describe en el Acta Publica No. 16,150, Volumen 270, adscrita ante el Sr. Abogado Carlos C. Enríquez de Rivera B., Notario Publico No. 09 de Mexicali, B.C., teniendo como objeto corporativo el desarrollo y operación de un Parque Industrial en la Ciudad de Tijuana, Baja California, México, conocido como “Parque Industrial Bajamaq EL Águila”.

B.	El Sr. Jaime Roberts Vildósola constata su capacidad como Representante Legal de PITSA como lo describe el documento público abajo y que tal poder no ha sido revocado.
C.	La Clave del Registro Federal de Contribuyentes de PITSA es: PIT- 980722-469.
D.	La dirección Principal Vigente del Negocio se encuentra en al Kilómetro 10 de la carretera Federal a San Luís Río Colorado Sonora en Mexicali, Baja California México.
E.

PITSA se encuentra localizada en un porción de terreno localizada en el Parque Industrial Bajamaq El Águila en un edificio Industrial Modular, con un área construida de aproximadamente 91,590.08 pies cuadrados, de aquí en adelante llamada como “Edificio Industrial PITSA”.,

F.

Su Principal posee y dispone libremente de los módulos C, D, E y F en el Edificio Industrial PITSA localizados en el Parque Industrial Bajamaq El Águila en la Ciudad de Tijuana baja California, México.

G.

PITSA desea establecer un contrato de arrendamiento con la COMPAÑÍA referente a una porción del Edificio Industrial PITSA, descrito anteriormente en el párrafo E, con un área de 61,060.08 pies cuadrados, identificado como módulos C, D, E y F localizados en al Avenida de Águila Azteca 19190 Parque Industrial Bajamaq El Águila. Tales módulos incluyen almacén, espacio completamente condicionado para oficinas y área de estacionamiento para 51 vehículos, los cuales se describen en las especificaciones y planos anexos descritos como Anexo “A” (llamado en adelante como “Propiedad Arrendada”).

H.

Es la intención de PITSA otorgar a la COMPAÑÍA el derecho de Primer Oferente respecto al área adicional construida de 30,530 pies cuadrados, identificada como módulos A y B, adjuntos a los módulos descritos anteriormente en el párrafo G materia de este contrato de Arrendamiento, para futura expansión por la COMPAÑÍA, bajo los términos y condiciones que pudieran establecerse por común acuerdo al momento de que dicho derecho sea ejercido.

I.

PITSA ha aplicado y obtenido financieros a través de Instituciones Bancarias Nacionales y Extranjeras; con dichos fondos, el Edificio, así como las Mejoras realizadas dentro del Parque Industrial están siendo construidas.

II	El Representante Legal de la COMPAÑÍA declara que:
A.

Su principal se basa en una Compañía organizada y existente bajo la Ley General de Corporaciones Mexicana, como se muestra en la Escritura Pública Número 85,245, Volumen 1,593 firmada el 12 de mayo, 2002, ante el Señor Xavier Ibáñez H. Notario Publico Número 3 de la Ciudad de Tijuana Baja California, México.

B.	El señor Dennos Sheredy constata su capacidad de Representante Legal de la COMPAÑÍA como se describe anteriormente en el Acta Constitutiva y que tal Poder no ha sido revocado.
C.	La Clave del Registro Federal de Contribuyentes de la COMPAÑÍA es LIM-000612-IW6
D.	La dirección principal en donde finca su lugar de negocios es precisamente la Propiedad Arrendada objeto de este Contrato de Arrendamiento.
E.	La COMPAÑÍA desea establecer un Contrato de Arrendamiento con la COMPAÑÍA sobre la Propiedad Arrendada que se describe anteriormente en la declaración I punto F. y Anexo “A”.
(Firma Ilegible al calce) Sr. Jaime	(Firma Ilegible al calce) Sr. Brostek	1

TRADUCIDO POR: OZMIN ZARATE HILTY, PERITO TRADUCTOR DE LA JUDICATURA GENERAL DEL ESTADO DE BAJA CALIFORNIA

24 de junio de 2005

CLÁUSULAS:

I.	ALCANCE DEL CONTRATO DE ARRENDAMIENTO
A.

En los términos y condiciones establecidas de ahora en adelante, el alcance de este Contrato de Arrendamiento se describe a continuación: PITSA declara que Arrendará a la COMPAÑÍA, y LA COMPAÑÍA declara que Rentará de PITSA la Propiedad Arrendada, como se describe en el Anexo “A”, referidos en la declaración anterior I. punto F, el cual se anexa a este contrato y forma parte del mismo. PITSA acuerda realizar las mejoras descritas en el Anexo “C”, adjunto a este contrato y debidamente firmado por las partes. Se expresa a pleno conocimiento de las partes que la COMPAÑÍA participa en este contrato con la intención de utilizar la propiedad para Ensamblaje Industrial Ligero.

B.

PITSA acuerda otorgar a la COMPAÑÍA el derecho de Primer Oferente de acuerdo al modulo o espacio construido adjunto a la Propiedad Arrendada, con un área de 30,530 pies cuadrados para futura expansión, esta área se identifica como “Interna” adjunta en el Anexo “B” (llamado de ahora en adelante como “área de expansión”)

Si el área de expansión esta disponible, PITSA notificará por escrito de tal situación a la COMPAÑÍA. La COMPAÑÍA tendrá quince (15) días naturales, una vez que haya sido notificada por PITSA para ejercitar su derecho de Primer Oferente, como se indica en el párrafo anterior. En el caso de que la COMPAÑÍA

No responda dentro del período señalado o elija no ejercer esta opción, entonces PITSA puede arrendar el área de expansión a un Tercero. Por lo tanto, PITSA será liberada de cualquier obligación futura respecto al derecho de Primer Oferente.

C.	PITSA deberá otorgar posesión de la Propiedad Arrendada una vez que se ejecute el Contrato de Arrendamiento.
II.	CONSTRUCCIÓN POR PITSA
A.	PITSA deberá realizar todas las mejoras a la Propiedad Arrendada de acuerdo a las especificaciones y planos descritos en el Anexo “C”, los cuales han sido aprobados por PITSA y la COMPAÑÍA.
B.

PITSA deberá realizar todo el trabajo referente a las mejoras de acuerdo con todas las leyes, reglamentos, dictámenes y órdenes de las autoridades gubernamentales, así como los Reglamentos del Parque Industrial PITSA, los cuales se adjuntan en el presente documento como Anexo “D”.

C.

PITSA procederá diligentemente con la construcción y término de las mejoras (ver Anexo “C”),de tal forma en que permitirá el uso de las áreas anteriormente designadas para los propósitos que se contemplan y de acuerdo con las Especificaciones. PITSA acuerda en completar dichas Mejoras en cuatro semanas, toda vez que adquiera validez este Contrato de Arrendamiento.

D.

La COMPAÑÍA tiene el derecho de modificar las Especificaciones y Planos descritos en el Anexo “C” durante el curso de la construcción, siempre y cuando tales cambios no retrasen la finalización de las obras de Mejoras y prevean que la COMPAÑÍA reintegre a PITSA, bajo demanda, cualquier costo adicional incurrido por PITSA por razón de los cambios requeridos por la COMPAÑÍA. La COMPAÑÍA rechaza el derecho de objetar a cualquier retraso en la finalización de las obras causado por dichos cambios dentro de las Especificaciones y no debidos a la intención de PITSA. Cualquier cambio deberá especificarse por escrito y deberá ser firmado por el representante de obras de la COMPAÑÍA; La designación de tal representante deberá ser notificada por escrito a PITSA de acuerdo con la Sección F de la Cláusula II.

E.

La Propiedad Arrendada deberá considerarse lista para ocuparse cuando las Mejoras hayan sido completadas, de tal forma para permitir el uso de dichas áreas para esos propósitos anteriormente contemplados y de acuerdo con las Especificaciones. La Persona a cargo de las Mejoras deberá preparar, certificar con firma autógrafa y entregar por duplicado a la COMPAÑIA y a PITSA una declaración que contemple lo siguiente:

a.	Que las Mejoras han sido substancialmente finalizadas de acuerdo con las Especificaciones, cualquier cambio debidamente autorizado o cambios descritos en el presente y
b.	La fecha de finalización de la Obra.
(Firma Ilegible al calce) Sr. Jaime	(Firma Ilegible al calce) Sr. Brostek	2

TRADUCIDO POR: OZMIN ZARATE HILTY, PERITO TRADUCTOR DE LA JUDICATURA GENERAL DEL ESTADO DE BAJA CALIFORNIA

24 de junio de 2005

PITSA debe completar o reparar diligentemente, tan pronto sea posible, cualquier detalle o corrección no terminada cuando la Propiedad Arrendada este lista para ocuparse.

F.

En el caso de requerir construcción adicional, y si debido a la naturaleza del mismo llega a ser necesario, cada parte aquí firmante deberá inmediatamente designar a un individuo como representante de Obra. Cada Parte acuerda en someterse y autoriza a la otra en confiar y en conservar la construcción original, una vez dados los acuerdos aprobados, así como cualquier otra acción por conducto de la otra parte por su representante de Obras, o cualquier persona subsecuentemente designada y notificada por escrito a la otra parte.

G.

Bajo consentimiento por escrito de PITSA, la COMPAÑÍA puede, en cualquier momento antes de la Fecha de Inicio, bajo su propio riesgo, realizar e instalar muebles de comercio, maquinaria y equipo en la Propiedad Arrendada de la manera en que lo considere. PITSA acuerda permitir el establecimiento de tales muebles, maquinaria y equipo en operación por los Empleados de la COMPAÑÍA o cualquier contratante, y que tales acciones no liberarán a PITSA de su responsabilidad de finalizar las Mejoras bajo los términos y condiciones aquí descritas.

H.

PITSA reconoce que cualquier o todas las Mejoras a la construcción a ser realizadas por PITSA de ahora en adelante, ya sea durante el termino anterior al Contrato de Arrendamiento o después del mismo, los empleados de PITSA o aquellos contratados a terceras partes por PITSA, serán sola y únicamente responsabilidad de PITSA y por lo tanto, las garantías y acuerdos con la COMPAÑÍA de que tales empleados o terceras personas estarán en pleno consentimiento de todos los acuerdos de construcción, Seguro Social, impuestos, mano de obra y otra leyes y Reglamentos Mexicanos aplicables.

I.

Si PITSA falla en entregar las Mejoras en la fecha indicada anteriormente en la Sección II-C, PITSA acuerda en pagar por daños una cantidad equivalente a un día de renta de la Propiedad Arrendada por cada día de retraso hasta completar las Mejoras.

III.	INSTALACIONES POR LA COMPAÑÍA
A.

La COMPAÑÍA puede, a su coste, instalar en la Propiedad Arrendada, tales muebles y composturas, equipo y mejoras en el almacén, como lo considere necesario; provisto de que tales artículos sean instalados y removidos sin dañar la integridad estructural de la Propiedad Arrendada y Mejoras. Tales artículos de mercadeo, equipo y muebles deberán permanecer como propiedad de la COMPAÑÍA, y a menos que la COMPAÑÍA lo considere necesario, deberán removerse por la propia COMPAÑÍA una vez que expiren los términos aquí descritos, o a la finalización anticipada de este Contrato de Arrendamiento. La COMPAÑÍA puede además instalar mejoras temporales en el interior de la Propiedad Arrendada, provisto de que tales mejoras sean instaladas y removidas sin dañar la estructura de las Mejoras. La COMPAÑÍA deberá reparar, a su propio coste, todos los daños causados por la instalación o remoción de tales artículos de comercio, equipo, muebles o mejoras témporales.

B.

La Compañía deberá realizar todas las instalaciones de acuerdo a todas las leyes, reglamentos, normas, órdenes de las autoridades gubernamentales, así como el Reglamento del Edificio Industrial de PITSA, las cuales se adjuntan como Anexo “D”.

IV.	PLAZO DE ARRENDAMIENTO Y FECHA DE INICIO
A.

Contrato de Arrendamiento. Este Contrato de Arrendamiento deberá ser efectivo desde la Fecha de Inicio, la cual para los propósitos de este Contrato de Arrendamiento se establece el 1ro. de junio de 2000. PITSA procederá diligentemente a ejecutar las Mejoras que no estén listas a la Fecha de Inicio.

B.

Plazo. Plazo de Arrendamiento por Siete Años. La Vigencia de este Contrato de Arrendamiento deberá de ser por Siete Años, comenzando desde la Fecha de Inicio y deberá terminar el último día del plazo del Séptimo Año, como dicho plazo se define en adelante.

C.

Año de Arrendamiento. El termino “Año de Arrendamiento” como se utiliza aquí, deberá de ser un período de doce (12) meses completos consecutivos calendarizables. El primer Año de Arrendamiento deberá comenzar en la Fecha de Inicio.

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TRADUCIDO POR: OZMIN ZARATE HILTY, PERITO TRADUCTOR DE LA JUDICATURA GENERAL DEL ESTADO DE BAJA CALIFORNIA

24 de junio de 2005

V.	RENTA.
A.

Arrendamiento. Se define como la renta establecida para Arrendar la Propiedad Arrendada durante el Plazo de Arrendamiento aquí establecido, la COMPAÑÍA deberá pagar a PITSA la cantidad de US$0.36 (treinta y seis centavos 00cts./l00 US Dlls.), mas el Impuesto al valor Agregado (I.V.A.) por pie cuadrado por mes, pagado precisamente en tal moneda o en Pesos Mexicanos al tipo de cambio establecido al momento del pago de acuerdo al valor de venta del Banco Internacional, S.A. (BITAL), Sucursal las Californias. Tal cantidad deberá ser pagadera por adelantado el primero de cada mes, en la dirección de PITSA, o bien, depositada en la cuenta # 7000414706 del Banco BITAL, Sucursal Las Californias, bajo el nombre de Promotora Industrial de Tijuana, S.A. de C.V. Dicha renta deberá ajustarse anualmente para reflejar el incremento exacto del Índice de Precios del Consumidor de Los Ángeles Anaheim-Riverside cada aniversario del Plazo de Arrendamiento. El ajuste a la renta no será menor al 2% y no excederá el 4.5% por año.

El pago de la Renta deberá comenzar en la Fecha de Inicio el 1ro. de junio de 2000 como se define anteriormente en la Sección IV-A.

B.

Cuota de Mantenimiento. La COMPAÑÍA deberá pagar una cuota de mantenimiento mensual de US$0.0138 por pie cuadrado de Propiedad Arrendada, además de su Impuesto al Valor Agregado (I.V.A.), la cual cubre los costes de jardinería, alumbrado público, limpieza de vías, remoción de basura y mantenimiento exterior de edificios. La cuota de mantenimiento será pagadera junto con la renta mensual. Dicha cuota deberá ajustarse anualmente para reflejar el incremento del Índice de Precios del Consumidor de Los Ángeles Anaheim-Riverside cada aniversario del Plazo de Arrendamiento. El ajuste a la cuota de mantenimiento no será menor al 2% y no excederá el 4.5% por año.

Si cada renta y cuota de mantenimiento no se cubren dentro de los primeros cinco (5) días de cada mes, se penalizará por moroso y se cargará un 5% de la renta mensual.

C.

La COMPAÑÍA acuerda a proveer mantenimiento del equipo especifico propiedad de PITSA, tal como las unidades de Aire Acondicionado, compresores y transformadores eléctricos. Para tal propósito, la COMPAÑÍA mantendrá un libro de bitácoras indicando todo el mantenimiento provisto a dicho equipo.

D.

En adición a los acuerdos anteriores, la COMPAÑÍA pagará la renta señalada anteriormente, en la dirección de PITSA como se indica en este Contrato de Arrendamiento, o en la dirección de la institución bancaria o en cualquier lugar señalado por PITSA, bajo los términos de la Cláusula XIII de este Contrato de Arrendamiento.

E.

Depósito por Daños. A la terminación de este Contrato de Arrendamiento por PITSA debido a faltas de la COMPAÑÍA, antes o durante los primeros seis (6) meses del Plazo de Arrendamiento, o a la terminación por la COMPAÑIA sin causa alguna, obliga a PITSA a aplicar automáticamente como Depósito por Daños todas las sumas pagaderas o depositadas por la COMPAÑÍA, como lo es la renta de depósito o pago por seguridad, además de cualquier otro derecho de PITSA previsto en este Acuerdo.

F.

Premisa. El pago de cualquier adeudo de renta en por este Contrato de Arrendamiento, no deberá ser reducida o suspendida por ninguna razón y la COMPAÑÍA acuerda en defender cualquier clamo, demanda u otro derecho contra PITSA sólo por vía de un procedimiento independiente.

G.

PITSA declara haber recibido de la COMPAÑÍA la cantidad de $25,106.69 Dólares Americanos con I.V.A. incluido, para ser aplicados por el primer mes de renta a la Fecha de Inicio para lo cual PITSA deberá entregar en recibo correspondiente. PITSA además declara haber recibido de la COMPAÑÍA la cantidad de $ 65,944.89 Dólares Americanos, como depósito en garantía para cumplir con las obligaciones descritas en este Contrato. Se entiende que tal depósito no será considerado como pago por adelantado de rentas pero se utilizará únicamente para remediar cualquier imprevisto o incumplimiento de la COMPAÑÍA.

VI.	USO.

La Propiedad Arrendada deberá utilizarse y ocuparse para Ensamblaje Industrial Ligero o cualquier otro propósito de índole Legal-industrial que no viole el Reglamento del Parque Industrial de PITSA, adjunto como Anexo “D”. La COMPAÑÍA deberá cumplir de manera cabal y rápida con todas las leyes, reglamentos y órdenes de todas las autoridades gubernamentales que afecten a la Propiedad Arrendada o aquellas que pudieran amenazar a otros ocupantes del Parque Industrial.

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TRADUCIDO POR: OZMIN ZARATE HILTY, PERITO TRADUCTOR DE LA JUDICATURA GENERAL DEL ESTADO DE BAJA CALIFORNIA

24 de junio de 2005

VII.	SEGUROS.
A.

Seguros contra Incendios y Otros. Con vigencia a partir de la Fecha de Inicio del Contrato de Arrendamiento, la COMPAÑÍA deberá obtener un seguro de cobertura del edificio, sus mejoras, contenidos y daños a terceras personas, particularmente en consideración del riesgo de los productos que serán procesados o resguardados en la Propiedad Arrendada; todos las pólizas de seguros estarán a favor de PITSA como el beneficiario. Si dichas pólizas no son obtenidas en o antes de la Fecha de Inicio, PITSA contratará una póliza de seguro equivalente para cubrir dichas contingencias y la COMPAÑÍA será responsable de rembolsar a PITSA la cantidad de las tarifas correspondientes inmediatamente o contra demanda.

B.

Forma y Entrega de pólizas. Cada póliza de aseguranza referidas en los párrafos anteriores deberán estar en los formatos aprobados por la “Secretaria de Hacienda y Crédito Publico” y escritas con una o mas compañías con licencia para asegurar en Tijuana, Baja California, México, y deberán prever que no estarán sujetas a cambios o cancelación, a excepción de pleno consentimiento por escrito treinta (30) días posteriores a la notificación a PITSA. Antes de la Fecha de Inicio del Plazo de Arrendamiento, cada una de las partes deberá procurar y mantener dicho Seguro lo más necesario y pertinente para cubrir las responsabilidades y la propiedad. La COMPAÑÍA deberá entregar a PITSA la póliza correspondiente dentro de los treinta (30) días siguientes a la fecha de la firma de este Contrato de Arrendamiento.

C.

Garantías. La COMPAÑÍA deberá asegurar que la garantía bajo la forma del Anexo “E” adjunta a este documento sea exhibida por Leach Internacional Corporation, para asegurar la adherencia de la COMPAÑÍA a todas las condiciones, convenios, obligaciones, responsabilidades y acuerdos descritos en este Contrato de Arrendamiento. Con tal garantía, el Garante deberá entregar una copia de los estados financieros más recientes.

VIII.	IMPUESTOS Y ADEUDOS

Con la excepción del impuesto al IVA y al impuesto de retención para PITSA, el cual debe de ser absorbido por PITSA, la COMPAÑÍA deberá pagar el impuesto predial y todos aquellos impuestos y adeudos de todo tipo, los cuales son o pueden surgir en cualquier momento durante el Plazo de Arrendamiento, agravados sobre la Propiedad Arrendada, el Contrato de Arrendamiento o la COMPAÑÍA debido a la naturaleza de sus actividades. Todos estos impuestos y adeudos deberán ser cubiertos por la COMPAÑÍA, y el recibo de pago de impuestos y adeudos será entregado a PITSA antes de que estos impuestos y adeudos sean moratorios.

LA COMPAÑÍA además acuerda en pagar todos los impuestos y adeudos de todo tipo que recaigan sobre cualquier propiedad personal de la COMPAÑÍA, sus sucesores y designados, donde aplique o pueda recaer sobre la Propiedad Arrendada. Todos estos impuestos y adeudos deberán ser cubiertos por la COMPAÑÍA antes de que los mismos se conviertan en moratorios.

IX.	REPARACIONES, ALTERACIONES Y MEJORAS
A.	PITSA
1.

Después de notificar por escrito por parte de la COMPAÑÍA, PITSA, a su propio coste, deberá con la mínima interferencia del uso normal de la Propiedad Arrendada, diligentemente proceder a reparar cualquier defecto estructural en el techo o parte exterior de las paredes, construidas por PITSA, a excepción de aquella producida por desgaste normal. PITSA no será responsable de cualquier daño y no estará obligada a realizar ninguna reparación debida a daños causados por cualquier acto de negligencia u omisión de la COMPAÑÍA, sus empleados, agentes, invitados o contratistas. PITSA no tendrá ninguna obligación de mantener o reparar ninguna otra porción de la Propiedad Arrendada, excepto por la reparación de aquellas mejoras construidas por PITSA para la COMPAÑÍA por el período de un año después de su finalización. PITSA no será responsable ni responderá a la COMPAÑÍA por ningún daño resultante de la falla de PITSA sobre las reparaciones, a menos que la COMPAÑÍA haya notificado a PITSA de la necesidad de tales reparaciones y que PITSA haya fallado a iniciar tales reparaciones dentro de los siete (7) días siguientes a que dicha notificación por escrito haya sido entregada y no se hubiere finalizado de manera diligente en el caso de atención a asuntos mas urgentes.

2.

Si PITSA falla en realizar tales reparaciones descritas en la Cláusula IX, “A”, la COMPAÑÍA puede, más no esta sujeta a, realizar o encausar tales reparaciones, y PITSA debe, bajo demanda, inmediatamente pagar a la COMPAÑÍA el coste razonable de las reparaciones.

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TRADUCIDO POR: OZMIN ZARATE HILTY, PERITO TRADUCTOR DE LA JUDICATURA GENERAL DEL ESTADO DE BAJA CALIFORNIA

24 de junio de 2005

A.	COMPAÑÍA
1.

La COMPAÑIA, a su propio coste, excepto por aquellas obligaciones de PITSA establecidas en el párrafo “A”, 1, de esta Cláusula, deberá mantener en buen estado y reparar, excepto por el desgaste normal de toda la Propiedad Arrendada, incluyendo las Mejoras, e incluyendo pero no limitando a, la plomería, drenaje y cualquier instalación de utilerías que se encuentren dentro de la Propiedad Arrendada, así como reparaciones, particiones, paredes (exteriores e interiores, incluyendo la pintura tan seguido como sea necesario), pisos, cielos, señales, aire acondicionado, instalaciones eléctricas, calefacción y equipo similar, puertas, ventanas, mesas de vidrio y cualquier tipo de reparaciones, la Propiedad Arrendada. La COMPAÑÍA, a su propio coste, deberá reparar todas las goteras, excepto esas causadas por daños estructurales en el techo y paredes exteriores. Las instalaciones de plomería no deberán utilizarse para ningún otro propósito mas allá del que fueron construidas. Los gastos de cualquier rompimiento, obstrucción o daño resultante por una violación de esta provisión, deberá ser absorbida por la COMPAÑIA. La COMPAÑÍA deberá resguardar toda la basura, sólo temporalmente, dentro de la Propiedad Arrendada, y deberá contratar el desecho de la misma regularmente a pleno costo de la COMPAÑÍA. La COMPAÑÍA no deberá quemar la basura, sea esta de cualquier tipo, dentro o fuera de la Propiedad Arrendada o cerca del Parque Industrial.

2.

La COMPAÑÍA requerirá por escrito del consentimiento de PITSA para realizar cualquier alteración, mejora o adición a las paredes exteriores y techo de la Propiedad Arrendada con un costo excedente a los US$5,000.00 (Cinco Mil Dólares Americanos 00/100.). La COMPAÑÍA no deberá dañar los pisos, paredes, cielos, particiones, o tipo de acabados de madera, piedra o herrería dentro o por alrededor de la Propiedad Arrendada en relación con la construcción de cualquier alteración mencionada o mejoras.

3.

La COMPAÑÍA deberá mantener la Propiedad Arrendada limpia y libre de impedimentos y responsabilidades que surjan de actos de omisión de la COMPAÑÍA, incluyendo esos que surjan por la construcción realizada u ordenada por la COMPAÑÍA. Sin embargo, si por alguna causa del trabajo realizado, acabado de los materiales o de las obligaciones incurridas por la COMPAÑÍA con cualquier tercero, o cualquier acto u omisión de la COMPAÑÍA, PITSA resulta responsable o se ve envuelta en una Litigación, la COMPAÑÍA deberá liberar e indemnizar a PITSA incluyendo los gastos y costes, así como los honorarios incurridos de los abogados por dicha razón.

Si la COMPAÑÍA falla en deslindar completamente de cualquier impedimento o responsabilidad dentro de los treinta (30) días siguientes a la fecha que aparezca en el registro, o falla en proveer una indemnización aceptable a PITSA en caso de litigación, PITSA por propia fe, puede pagar todo o en parte. Si PITSA paga tales responsabilidades o impedimentos de cualquier tipo, la COMPAÑÍA deberá, bajo demanda, inmediatamente pagar a PITSA dicha cantidad cubierta, junto con la tasa de interés al 20% anual desde la fecha del pago. Ninguna responsabilidad o impedimento de cualquier carácter creado por la omisión o acto de la COMPAÑÍA deberá en ninguna manera afectar los derechos de PITSA sobre la Propiedad Arrendada.

X.	SERVICIOS PÚBLICOS

Durante los términos de este Contrato de Arrendamiento, la COMPAÑÍA deberá pagar en tiempo y forma cualquier tipo de servicio público y otros servicios realizados a la Propiedad Arrendada, incluyendo pero no limitando a, agua, luz, gas, electricidad, telefonía y cargos por recolección de basura. PITSA asistirá a la COMPAÑÍA en la contratación de tales servicios de llegar a ser necesario.

Todos los contratos para la instalación de cualquiera de estos servicios en la Propiedad Arrendada, como el agua, drenaje y cuotas de reconexión telefónica, de existir alguna, así como cargos por instalación de KVA por la Comisión Federal de Electricidad y sus cargos por demanda de electricidad y reconexión, serán cubiertas completamente por la COMPAÑÍA. Hay 200 KVA’s libres de cargos por parte de la Comisión Federal de Electricidad; cualquier necesidad mas allá de estos KVA’s será provista y con cargo adicional por parte de la CFE hacia la COMPAÑÍA. PITSA garantiza que en el sitio habrá al menos 700 KVA’s disponibles en el Edificio, los cuales serán provistos por la CFE.

Existe una compañía de seguridad controlando los accesos del Parque Industrial PITSA. El servicio será pagado de manera distributiva por los inquilinos de acuerdo a los pies cuadrados arrendados. La COMPAÑÍA como inquilino principal, puede elegir y controlar sus premisas de seguridad.

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TRADUCIDO POR: OZMIN ZARATE HILTY, PERITO TRADUCTOR DE LA JUDICATURA GENERAL DEL ESTADO DE BAJA CALIFORNIA

24 de junio de 2005

XI.	DERECHO DE VÍA

A PITSA se le conseciona un derecho de vía sobre de, a lo largo de y por debajo de la Propiedad Arrendada; para acceso, salida, instalaciones, sustituciones, reparaciones y mantenimiento de servicios públicos, incluyendo pero no limitando a, gas, agua, telefonía, toda la electricidad y sistemas de televisión o antenas de radio dentro de la Propiedad Arrendada. Por virtud, este derecho de vía debe ser lo suficiente amplio para que las compañías de electricidad y telefonía edifiquen y den el mantenimiento necesario a los postes y a cualquier otro tipo de equipo dentro de la Propiedad Arrendada; previsto que durante el ejercicio de cualquier derecho, PITSA puede tener bajo la Cláusula XI, en donde acuerda en establecer sólo una mínima interferencia con el uso y posesión de la COMPAÑÍA sobre la Propiedad Arrendada. A menos de que el desarrollo de cualquier instalación o reparación sea absolutamente necesaria para la integridad de los inquilinos, cualquier compostura, cableado, alambrado y/u otro equipo que pudiera requerir de ser instalado dentro de los límites del edificio industrial del la Propiedad Arrendada deberá ser previamente autorizada por escrito por la COMPAÑÍA, tal autorización no será retenida sin razón alguna. Los daños o pérdidas debido a la falta de autorización o demora en el cumplimiento de tal autorización será responsabilidad de la COMPAÑÍA.

XII.	OTORGAMIENTO O SUBARRENDAMIENTO.
A.

La COMPAÑÍA tiene el derecho, previa autorización por escrito de PITSA, asignar o transferir o subarrendar este Contrato de Arrendamiento o cualquier interés dentro del mismo, o permitir el uso de la Propiedad Arrendada a cualquier persona o compañía, previsto, sin embargo, que la COMPAÑÍA, en el caso de que tal autorización para asignar, transferir o subarrendar, la COMPAÑÍA deberá mantener la responsabilidad de todas las obligaciones de este Contrato de Arrendamiento.

B.

PITSA tiene el derecho de asignar y reasignar, de vez en cuando, cualquier o todos los derechos y obligaciones de PITSA dentro de este Contrato de Arrendamiento, o cualquier interés dentro del mismo, sin el consentimiento de la COMPAÑÍA, previsto que ninguna asignación o reasignación mencionada deberá revocar cualquiera de los derechos de la COMPAÑÍA descritos en este documento, y previsto que mas aún, PITSA deberá permanecer responsable de todas sus obligaciones bajo este Contrato de Arrendamiento, declarando directamente contra tal asignación, cualquier defensa, premisas o reclamos que la COMPAÑÍA pudiere tener en contra de PITSA o cualquier otra persona. Sin embargo, la COMPAÑÍA, dentro de este documento, renuncia respecto a suspender la renta o cualquier medida preventiva para garantizar el pago de un reclamo, como se describe en los procedimientos del Código Civil.

XIII.	SUBORDINACIÓN.

Durante el plazo de este Contrato de Arrendamiento, PITSA tiene el derecho de impedir su interés sobre la Propiedad Arrendada o dentro de este Contrato de Arrendamiento para cualquier propósito que considere más conveniente, y la COMPAÑÍA debe y acuerda en subordinar su interés dentro de este Contrato de Arrendamiento y sobre la Propiedad Arrendada a tales impedimentos. Sin embargo, en caso de que tales impedimentos sean por embargos o por preceptos de ley, quien resulte tener el impedimento debe acordar con respecto a este Contrato de Arrendamiento y aceptar el desempeño de la COMPAÑÍA y de sus obligaciones descritas en este documento. La COMPAÑÍA debe ejecutar cualquier acuerdo que sea requerido por PITSA conforme a tal subordinación y emitir cualquier información financiera que pudiera ser requerida por cualquier compañía de seguros, entidad bancaria u otra institución de reconocida.

Una vez que PITSA haya notificado por escrito a la COMPAÑÍA que el representante ha asignado su interés de este Contrato de Arrendamiento a cualquier institución de préstamo como garantía por préstamos u otra obligación de PITSA, PITSA no tendrá poder de enmendar este Contrato de Arrendamiento como para reducir la renta, reducir el plazo o modificar o negar cualquier obligación de la COMPAÑÍA en los términos descritos, o acordar rescindir este Contrato de Arrendamiento sin el previo consentimiento por escrito de dicha institución de préstamos. Tal obligación deberá continuar hasta que la institución de préstamos haya notificado a la COMPAÑÍA por escrito de que tal asignación ha sido terminada, en el entendido de que si PITSA falla en obtener tal aprobación de la institución de préstamos para llevar a cabo lo siguiente, la enmienda a los términos arriba mencionados no tendrán ningún efecto contra dicha institución de préstamos. En adición, si la institución de notificara por escrito a la COMPAÑÍA requiriendo directamente los pagos de la renta descrita en este documento a dicha institución de o su representante, entonces la COMPAÑÍA debe de obligarse a pagar a tal institución de o a su representante cada renta subsiguiente que se cumpla dentro de este Contrato de Arrendamiento (junto con cualquier adeudo de rentas moratorio), hasta la fecha en que dicha institución de préstamos notifique a la COMPAÑÍA autorizando el pago de la renta a PITSA o cualquier otra parte con derechos dentro de este documento. La COMPAÑÍA entiende y acuerda que a excepción del depósito de seguridad por adelantado previsto en la Sección de Misceláneos, a petición de PITSA, deberá proporcionar una declaración de que no se ha realizado ningún pago por adelantado; tal documento deberá ser emitido a voluntad de la COMPAÑÍA y en contra de la institución de que este Contrato de Arrendamiento pudiera asignársele. En adición, la institución de no podrá reconocer esos pagos realizados a PITSA después de que la COMPAÑÍA haya recibido la notificación de solicitud de pagos hacia dicha institución de.

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TRADUCIDO POR: OZMIN ZARATE HILTY, PERITO TRADUCTOR DE LA JUDICATURA GENERAL DEL ESTADO DE BAJA CALIFORNIA

24 de junio de 2005

XIV.	ACCESOS A LA PROPIEDAD ARRENDADA.

Sin ninguna intervención en las operaciones de la COMPAÑÍA, PITSA o sus representantes autorizados tienen el derecho de entrar a la Propiedad Arrendada durante las horas hábiles de la COMPAÑÍA, y en emergencias, en todo momento para inspeccionar la Propiedad Arrendada y realizar reparaciones, adiciones o alteraciones a la Propiedad Arrendada. Por un período inicial de noventa (90) días antes de la finalización de este Contrato de Arrendamiento, PITSA tendrá acceso a la Propiedad Arrendada con el propósito de exhibirla a sus prospectos de arrendatarios así como colocar anuncios de “Para Venta” o “Para Renta” dentro de la Propiedad Arrendada y la COMPAÑÍA tiene el derecho de acompañar a los representantes de PITSA y a los prospectos de arrendatarios. PITSA y la COMPAÑÍA acuerdan en establecer los horarios y calendarización de las visitas para la exhibición de la Propiedad Arrendada. La COMPAÑÍA, bajo su propio riesgo, se reserva el derecho de autorizar a PITSA a entrar al edificio en caso de emergencia.

XV.	DAÑOS O DESTRUCCIÓN.
A.

Total. En el evento de que toda o parte substancial de la Propiedad Arrendada sea dañada o destruida por fuego, acto de naturaleza, o cualquier otra causa, de tal forma en que la COMPAÑÍA no pueda continuar la operación de su negocio, PITSA y la COMPAÑÍA deberán, en un período de diez (10) días posteriores a dicha destrucción determinar si la Propiedad Arrendada puede restaurarse en los siguientes cuatro (4) meses. Si PITSA y la COMPAÑÍA determinan que la Propiedad Arrendada no puede restaurarse en cuatro (4) meses, ya sea PITSA o la COMPAÑÍA tiene el derecho y la opción de inmediatamente terminar este Contrato de Arrendamiento, avisando por escrito a la otra parte. Si PITSA y la COMPAÑÍA determina que la Propiedad Arrendada si puede ser restaurada en cuatro (4) meses, PITSA procederá diligentemente a reconstruir la Propiedad Arrendada, sin la obligación de la COMPAÑÍA a pagar las rentas durante tal período de reconstrucción o hasta la fecha en que la Propiedad Arrendada le sea entregada a la COMPAÑÍA.

B.

Parcial. En el evento de que dichos daños fueran causados a sólo una porción de la Propiedad Arrendada y tal destrucción no limite a la COMPAÑÍA para continuar su operación normal de su negocio en la Propiedad Arrendada, PITSA y la COMPAÑÍA deberán reparar tal daño, cada parte reconstruirá la porción de las Mejoras de la cual era responsable en la construcción original, teniendo en cuenta que para el período correspondiente para reparar y restaurar las Mejoras de PITSA, la renta descrita a pagar por la COMPAÑIA deberá ser equitativamente dividida a su interferencia del uso y posesión de la COMPAÑÍA de la Propiedad Arrendada causada por tales daños y reparaciones.

XVI.	LIMITACIÓN DE RESPONSABILIDAD.

A excepción de los actos intencionales o negligentes o actos de omisión de PITSA, sus agentes y empleados, PITSA no será responsable de la COMPAÑÍA o de cualquier otra persona por ninguna pérdida o daño de cualquier tipo o naturaleza causada por actos intencionales o negligentes o actos de omisión de la COMPAÑÍA u otros ocupantes del Parque Industrial PITSA, incluyendo pero no limitando a cualquier falla de obra o cualquier interrupción de cualquier servició público dentro o alrededor de la Propiedad Arrendada. La COMPAÑÍA reconoce que las adiciones, reemplazos y reparaciones al Parque Industrial PITSA serán realizadas de tiempo en tiempo, previsto que los mismos no interferirán con el uso y goce de la Propiedad Arrendada por la COMPAÑÍA.

XVII.	INDEMNIZACIÓN.

La COMPAÑÍA acuerda a indemnizar y deslindar de responsabilidad a PITSA de cualquier muerte o daño a terceras personas, o daño en propiedad ajena, los cuales surjan por actos negligentes o de omisión por parte de la COMPAÑÍA, o sus contratantes, licenciados, agentes, invitados o empleados, que ocurran dentro o por los linderos de la Propiedad Arrendada, así como cubrir todos los costes y gastos, incluyendo los honorarios de abogados en los que se incurran.

PITSA indemnizará y deslindará de responsabilidad a la COMPAÑÍA de cualquier muerte, heridas o daños a la propiedad de la COMPAÑÍA o sus agentes o empleados, así como de cualquier responsabilidad de muerte o daños a terceras personas o daño en propiedad ajena mientras legalmente recaiga sobre la Propiedad Arrendada, las cuales ocurran por razones de negligencia o actos de omisión de PITSA, sus agentes o empleados, así como cubrir todos los gastos generados incluyendo los honorarios de abogados en los que se incurran.

XVIII.	AVISOS.

Todos los avisos bajo este Contrato de Arrendamiento deberán enviarse y dirigirse a las partes mencionadas en las Declaraciones anteriores o a cualquier otra dirección las cuales se generen de tiempo en tiempo por las partes que se mencionan en el documento. Tales avisos deberán de estar por escrito y deberán de otorgarse (7) días de gracias después de la fecha de envío por correo, o entrega personal de ser posible para dar acuse de recibido. Deberán enviarse avisos por duplicado y por correo aéreo certificado, con timbre prepagado a dichas direcciones según sea requerido de tiempo en tiempo por escrito por las partes que integran este documento.

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TRADUCIDO POR: OZMIN ZARATE HILTY, PERITO TRADUCTOR DE LA JUDICATURA GENERAL DEL ESTADO DE BAJA CALIFORNIA

24 de junio de 2005

XIX.	FALTAS DE LA COMPAÑÍA.
A.	Cada uno de los siguientes puntos serán Faltas de la COMPAÑÍA.
1.

Abandono o desalojo de la Propiedad Arrendada. PITSA considerará el edificio abandonado cuando la COMPAÑÍA cierre sus operaciones, dé por terminadas las relaciones laborales con sus empleados y se abstenga de realizar los pagos de renta por uno o más meses. Bajo tales circunstancias, PITSA puede proceder a tomar el edificio después de notificar a la COMPAÑÍA bajo los términos que se describen, y cuando no se haya recibido ninguna respuesta dentro de un período de quince (15) días posteriores a la fecha de notificación. Para tal propósito, PITSA, como lo expresa el documento, está autorizada por la COMPAÑÍA a requerir a una corte competente, bajo la jurisdicción voluntaria, de proceder a dar posesión del edificio utilizando cualquier medio legal provisto por ley, así como renunciar la COMPAÑÍA a su derecho de reclamar adeudos antes del aviso de desalojo. Este procedimiento deberá ser observado independientemente de cualquier otro recurso de ley de PITSA, tal como se menciona en el documento. Consecuentemente, la COMPAÑÍA expresa su consentimiento y se submite a tal acción, renunciando expresamente de tomar alguna acción para reclamar o demandar a PITSA y/o a sus representantes por tal ocupación, así como del reclamo por pérdidas o daños de cualquier naturaleza.

2.

La omisión de pago de cualquier adeudo de renta descrita en el presente documento una vez que la fecha se cumpla, como se describe en la Cláusula “V” párrafo “A” de este Contrato, sin necesidad de notificación de ningún tipo;

3.

La omisión de cumplir en cualquier momento los acuerdos u obligaciones de este documento, tal evasión, a excepción del pago de rentas, continuarán por quince (15) días después de la notificación por escrito de parte de PITSA a la COMPAÑÍA (o por cualquier período razonable necesario para la COMPAÑÍA para cubrir tal Evasión expresada por PITSA);

4.	Una disposición general de la COMPAÑÍA por el beneficio de créditos;
5.

La requisición de una petición voluntaria de bancarrota de la COMPAÑÍA o la requisición de una petición involuntaria del crédito de la COMPAÑÍA, si dicha petición permanece con adeudo por un período de sesenta (60) días;

6.

La cita de un Consultivo para tomar posesión de substancialmente todo los bienes de la COMPAÑÍA o de la Propiedad Arrendada, si dicha demanda permanece vigente o efectiva por un período de treinta (30) días; o

7.

La omisión de la COMPAÑÍA en cumplir en alguna o todas las leyes o reglamentos aplicables de cualquier Agencia Ambiental del Gobierno de México, en relación con el uso u operación de cualquier equipo de la COMPAÑÍA que pudiera considerarse como contaminante por tal Dependencia Gubernamental, así como la falta en cumplir con alguna o todas las recomendaciones dadas por tal Dependencia Gubernamental en relación con la misma.

B.

Bajo la acción o realización de cualquiera de las Faltas, PITSA tendrá el derecho, a su consideración, y en adición a otros derechos o enmiendas otorgadas por la ley, el incluir el derecho de demanda por daños, para así inmediatamente rescindir este Contrato de Arrendamiento y desalojar a la COMPAÑÍA de la Propiedad Arrendada, independientemente del derecho otorgado bajo el párrafo A-1) de estas Cláusulas

XX.	DERECHO DE RESOLUCIÓN DE FALTAS.

En el caso de una falta de la COMPAÑÍA en algunos de los términos o declaraciones de este documento (a excepción del pago de rentas y cuotas de mantenimiento) PITSA puede, sin ninguna obligación, en cualquier momento, después de diez (10) días previo aviso por escrito, resolver tales faltas u omisiones o de realizar reparaciones a la Propiedad Arrendada, a cuenta y gastos de la COMPAÑÍA. Si PITSA, por razón de estas faltas u omisiones, paga cualquier cantidad de dinero o se ve forzada en incurrir en gastos de honorarios legales, dichas sumas, pagos incurridos con intereses y daños, deberán ser pagados por la COMPAÑÍA a PITSA el primer día de cada mes después de incurridos tales gastos.

Si cualquier adeudo de renta u otro pago no se cubre inmediatamente a su vencimiento, generará un interés del cinco (5%) por ciento mensual a partir de la fecha de su vencimiento hasta cubrirse en su totalidad. Esta declaración no tiene la intención de liberar a la COMPAÑÍA de cualquier falta al realizar cualquier pago en su tiempo y forma como se expresa en este documento. El interés generado, gastos y daños deberán ser rescatados por la COMPAÑÍA por el ejercicio del derecho de PITSA a recuperar los daños descritos en la Cláusula XX.

Nada del contenido de la Cláusula XX afecta el derecho de PITSA a ser indemnizada por la COMPAÑÍA de acuerdo con la Cláusula XVIII anterior, por las responsabilidades que surjan de la terminación de este Contrato de Arrendamiento por daños personales o daños en propiedad ajena.

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TRADUCIDO POR: OZMIN ZARATE HILTY, PERITO TRADUCTOR DE LA JUDICATURA GENERAL DEL ESTADO DE BAJA CALIFORNIA

24 de junio de 2005

XXI.	RENUNCIA

En el caso de que PITSA o la COMPAÑÍA no obligue a la otra en cumplir con las obligaciones descritas, tal acción u omisión no deberá ser interpretada como renuncia o una subsiguiente falta de la misma o cualquier otra declaración. Cualquier consentimiento o aprobación no será causa de renuncia o demérito o abandono innecesario del consentimiento o aprobación de cualquier acto subsiguiente o similar por la COMPAÑÍA o PITSA.

XXII.	CERTIFICADOS.

Dentro de los diez (10) días posteriores a la recepción de la solicitud por escrito emitida por PITSA, la COMPAÑÍA debe entregar a PITSA una declaración por escrito certificando que esta Propiedad Arrendada no será modificada y que tiene pleno efecto y validez (o si hubiere modificaciones, que tales gozan de plena validez y efecto según se modifiquen); las fechas en las que la renta y otros cargos sean pagadas por adelantado; y que las mejoras de PITSA han sido satisfactoriamente terminadas, es la intención de que tal declaración pueda recaer y dar confianza a cualquier persona, prospecto de compra o institución interesada en la Propiedad Arrendada.

XXIII.	PERÍODO DE GRACIA.

Si la COMPAÑÍA permaneciera en posesión de la Propiedad Arrendada, debido a la omisión o negligencia de la COMPAÑÍA, después del vencimiento de este Contrato de Arrendamiento, la COMPAÑÍA deberá pagar a PITSA una pena convencional mensual igual al ciento veinte por ciento (120%) de la cantidad de la renta mensual, al vencimiento de la fecha del Contrato de Arrendamiento hasta que la COMPAÑÍA haya entregado a PITSA la posesión de la Propiedad Arrendada o a la realización de un nuevo Contrato de Arrendamiento. Esta declaración no constituye ningún otorgamiento de ningún derecho a la COMPAÑÍA a permanecer en posesión de la Propiedad Arrendada después del vencimiento del Plazo de Arrendamiento. La COMPAÑÍA debe indemnizar a PITSA contra cualquier pérdida o responsabilidad resultante del retraso de la COMPAÑÍA en devolver la Propiedad Arrendada, al vencimiento de este Contrato de Arrendamiento, renunciando a cualquier derecho otorgado por Ley.

XXIV.	ENTREGA.

En el ultimo día del plazo de este Contrato de Arrendamiento, o anterior a al terminación del mismo de acuerdo a otras declaraciones descritas, la COMPAÑÍA deberá renunciar y entregar la Propiedad Arrendada, limpia de polvo, en buenas condiciones junto con cualquier alteración, adición o mejoras que pudieran haberse realizado, excepto muebles, maquinaria y equipo perteneciente a la COMPAÑÍA. Una vez terminado el Contrato de Arrendamiento, la COMPAÑÍA, a menos que incurra en Faltas, deberá inmediatamente remover todo de su propiedad, y toda la propiedad que no sea removida se declarará como abandonada por la COMPAÑÍA. En cualquier momento la COMPAÑÍA deberá reparar inmediatamente cualquier daño causado a la Propiedad Arrendada en el momento de remover toda propiedad de la COMPAÑÍA.

XXV.	OCUPACIÓN.

PITSA acuerda que la COMPAÑÍA, una vez pagada la renta y cualquier otro cargo provisto en el presente documento y toda vez que cumpla con todos los términos y cláusulas de este Contrato de Arrendamiento, podrá pacíficamente y con todo goce de ley ocupar y disfrutar de la Propiedad Arrendada durante el Plazo de Arrendamiento.

XXVI.	MISCELÁNEOS.
A.

Este documento contiene todos los acuerdos y condiciones establecidas entre las partes y no podrán ser modificadas oralmente o en cualquier forma más que por acuerdo escrito debidamente firmado por los representantes autorizados de ambas partes.

B.

Si cualquiera de los términos, convenios, condiciones o cláusulas de este Contrato de Arrendamiento, o la aplicación de los mismos a cualquier persona o circunstancia, pudiera por cualquier motivo ser revocada por una corte de jurisdicción competente, ser invalidada, vetada o no aplicable, el remanente de los términos, convenios, condiciones o cláusulas de este Contrato de Arrendamiento o la aplicación del mismo a cualquier persona o circunstancia, deberá permanecer en plena validez y efecto y no deberá en ninguna forma ser afectado, demeritado o invalidado.

C.

En el caso de que cualquiera de las partes inicien una acción contra la otra parte por la posesión de la Propiedad Arrendada, o por la recuperación de cualquier adeudo o suma aquí descrita, o debido a la Falta u omisión de cualquier convenio de este Contrato de Arrendamiento, la parte prevaleciente tendrá el derecho de solicitar de la otra parte la cobertura de los costos relevantes y gastos realizados, incluyendo aquellos generados por honorarios legales.

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TRADUCIDO POR: OZMIN ZARATE HILTY, PERITO TRADUCTOR DE LA JUDICATURA GENERAL DEL ESTADO DE BAJA CALIFORNIA

24 de junio de 2005

D.	Cada pago y obligación requerida por este Contrato de Arrendamiento, deberá ser pagado en la fecha especificada para dicho efecto y no se permitirá ninguna extensión ni prórroga.
E.	Los Títulos y Subtítulos de las Cláusulas de este documento no tendrán ningún efecto en su interpretación de los términos y cláusulas contenidas dentro de este Contrato de Arrendamiento.
F.

La COMPAÑIA declara y promete entregar a PITSA en la fecha indicada en este Contrato de Arrendamiento una cantidad equivalente a tres meses de renta, como depósito en garantía para cumplir con las obligaciones asumidas por la COMPAÑÍA en el presente documento. Se entiende que dicho depósito no constituye las rentas ni se aplicará como pago de rentas, y será reembolsado por completo a la COMPAÑÍA por PITSA una vez concluido el Contrato de Arrendamiento, toda vez que la COMPAÑÍA muestre evidencia satisfactoria de que todas las obligaciones han sido cumplidas. De lo contrario, PITSA esta expresamente autorizado para utilizar dicho depósito para cubrir las cantidades adeudadas a PITSA bajo cualquier título descrito.

G.

Las partes acuerdan que este Contrato de Arrendamiento debe gobernarse por las Leyes del Estado de Baja California. Para todo lo concerniente a la interpretación y cumplimiento de este Contrato de Arrendamiento, las partes aquí señaladas expresan submitirse a la jurisdicción de la Corte Civil de la Ciudad de Tijuana, Baja California, expresamente renunciando a cualquier otra Jurisdicción la cual pudiera ser aplicable por razones de sus domicilios presentes o futuros o cualquier otro.

H.

Cuando por consentimiento de cualquiera de las partes, por escrito u otra manera, sea requerido como condición para la ejecución de cualquier acto por la otra parte, tal parte acuerda a no otorgar dicho consentimiento arbitrariamente.

I.

Cada parte debe ejecutar tales documentos como lo solicite la otra parte, pero sólo en el entendido de que el efecto de dichos documentos es el de dar validez legal a los derechos establecidos en este Contrato de Arrendamiento.

J.

El someter este documento a revisión o firma por la COMPAÑÍA no constituye reservación, o una opción de renta, y no será efectivo como Contrato de Arrendamiento hasta su ejecución y entrega por PITSA y la COMPAÑÍA.

K.

Este Contrato de Arrendamiento y cada una de sus Cláusulas y condiciones deberán ser requisitos necesarios y tendrá efecto a beneficio de las partes y sus respectivos sucesores o asignados, sujetos a las cláusulas aquí descritas. En cualquier momento dentro de ese Contrato de Arrendamiento se hace una referencia a PITSA, tal referencia deberá ser juzgada como referencia a la persona en que el interés de la arrendadora deberá investir. Cualquier sucesor o asignado de la COMPAÑÍA quien acepte un designio del beneficio de este Contrato de Arrendamiento y entre en posesión de la ocupación aquí descrita, por lo tanto deberá asumir y acordar realizar y ser sujeto de todas las condiciones y convenios aquí señalados.

L.

PITSA establece y acuerda con la COMPAÑÍA que, de ser requerido por la COMPAÑÍA, PITSA deberá construir cualquier mejora adicional en el edificio según sea requerido por la COMPAÑÍA en forma y lugar, con el propósito de que la COMPAÑÍA pueda proveer a PITSA con algún o todos los planos y especificaciones referentes a tales mejoras. En tal evento, ambas partes acuerdan en negociar de buena fe, el coste, tiempo y calendarización de finalización de obra, pertenencia de tales mejoras y otros términos y condiciones aquí descritas. PITSA tendrá diez (10) días hábiles después de haber recibido los planos y especificaciones, a fin de dar su aprobación o requerir modificaciones. La COMPAÑÍA debe realizar y entregar cualquier modificación señalada por PITSA para su aprobación final.

M.

Este Contrato y cada uno de sus cláusulas y anexos como formatos, son única y exclusivamente para el uso de PITSA con sus arrendatarios. Su contenido no podrá ser divulgado o utilizado para ningún otro propósito a otras partes.

N.	Todas las declaraciones mencionadas en el presente documento, deberán ser firmadas por todas las partes involucradas y deberán forzosamente estar adjuntas con el Contrato de Arrendamiento.
O.

Opción de Compra. La COMPAÑÍA tiene el derecho de opción de compra de las Premisas Arrendadas en una Subasta de Mercado, la cual será determinada por propia consideración realizada por cada una de las partes. La opción de compra otorgada en esta sección será ejercida por medio de una notificación a PITSA por la COMPAÑÍA, al menos 120 días antes del vencimiento del Plazo Inicial de Arrendamiento, como se define en el documento, en el entendido de que la falta de tiempo de la notificación escrita libera a PITSA de tal obligación, está claramente entendido que el período de 120 días se establece de tal manera que permite a la COMPAÑÍA ejercer tal derecho y formalizar la compra. Cualquier extensión establecida o términos y condiciones serán negociadas y acordadas por escrito por las partes.

P.	Este Contrato de Arrendamiento deberá ejercerse en ambos lenguajes: Ingles y Español. En el caso de cualquier inconsistencia entre tales versiones, la Versión en Ingles prevalecerá.
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TRADUCIDO POR: OZMIN ZARATE HILTY, PERITO TRADUCTOR DE LA JUDICATURA GENERAL DEL ESTADO DE BAJA CALIFORNIA

24 de junio de 2005

DANDO FE DE LO ESTIPULADO, las partes han ejercido este Contrato de Arrendamiento en la Ciudad de Tijuana, Estando de Baja California, México, siendo el 1ro. de junio de dos mil.

PROMOTORA INDUSTRIAL DE TIJUANA, S.A. DE C.V.	LEACH INTERNACIONAL MÉXICO, S.A. DE C.V.

(Firma Ilegible)	(Firma Ilegible)
Jaime Roberts Vildósola	Dennos Sherey
Representante Legal	Representante Legal

Testigos: (sin firma)	(sin firma)

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TRADUCIDO POR: OZMIN ZARATE HILTY, PERITO TRADUCTOR DE LA JUDICATURA GENERAL DEL ESTADO DE BAJA CALIFORNIA

24 de junio de 2005

ENMIENDA AL CONTRATO DE ARRENDEMIENTO

ACUERDO MODIFICATORIO al Contrato de Arrendamiento celebrado por y entre PROMOTORA INDUSTRIAL DE TIJUANA, S.A. de C.V., llamada en adelante como “PITSA”, representada por el Sr. Jaime Roberts Vildósola, y LEACH INTERNACIONAL DE MÉXICO, S. de R.L. de C.V., llamada en adelante como “COMPAÑÍA”, representada por su representante legal, el Sr. Grez Brostek, el cual esta formado de acuerdo con las siguientes declaraciones y cláusulas:

DECLARACIONES:

Ambas partes declaran:

I.

PITSA y la COMPAÑÍA han celebrado un Contrato de Arrendamiento con fecha 1ro. de junio, 2000, en donde PITSA le arrenda un edificio modular a la COMPAÑÍA, localizado en el Parque Industrial Bajamar EL Águila, con una área construida de aproximadamente 91,590.08 pies cuadrados, en adelante llamada como “Edificio Industrial PITSA”.

II.

PITSA y la COMPAÑÍA desean establecer un Acuerdo Modificatorio a fin de enmendar los términos y condiciones del Contrato de Arrendamiento, los cuales se establecen abajo, ya que la COMPAÑÍA desea extender el Plazo de Arrendamiento y agregar 2,406 pies cuadrados de mezanine a los 61,060.08 pies cuadrados utilizados en este momento por la COMPAÑÍA.

III.

En lo referido dentro del Contrato en la Cláusula IV, ellos acuerdan el término de renta por un período de (7) años; la COMPAÑÍA aquí señala que desea extender ese período por diez (10) años, iniciando el 1ro de abril, de 2005 y concluyendo el 31 de marzo, 2015.

IV.

PITSA requiere que se realice un depósito adicional equivalente a US$14,022.36 (catorce mil veintidós dólares americanos 36/100 US) mas I.V.A. por la extensión del Plazo de Arrendamiento en garantía para cumplir con las obligaciones asumidas en este documento por la COMPAÑÍA.

Ahora, por lo tanto, en consideración de las siguientes declaraciones y el contrato, convenios y condiciones contenidas en el mismo, las partes acuerdan como sigue:

CLÁUSULAS:

PRIMERA: PLAZO DE ARRENDAMIENTO. Bajo los términos y condiciones establecidos en el Contrato de Arrendamiento, el término sobre los 63,466.08 pies cuadrados (incluyendo el mezanine), será extendido a diez (10) años, obligando a las partes, a iniciar el 1ro de abril, 2005 y finalizando el 31 de marzo, 2015. Se entiende y acuerda que la COMPAÑÍA tiene la opción de extender el término aquí señalado después de su terminación, por dos (2) términos adicionales de cinco (5) años cada uno, siendo obligatoria para las partes.

SEGUNDO: RENTA.

A.

Arrendamiento. Como renta fija por el Arrendamiento del edificio de expansión durante el Plazo de Arrendamiento aquí descrito, la COMPAÑÍA debe pagar a PITSA la cantidad de US$26,655.75 (veintiséis mil seiscientos cincuenta y cinco dólares americanos 75/100 US) por mes mas I.V.A. (corresponde a US$0.42 centavos por pie cuadrado del área construida por mes mas I.V.A.) pagadera a PITSA en la dirección de PITSA, el primer día de cada mes.

Tal cuota deberá ser ajustada anualmente para reflejar el Índice de Precios del Consumidor del Condado de Orange-Riverside-Los Ángeles cada aniversario del plazo de arrendamiento. El ajuste de renta no será menor al 2% y no excederá el 4.5% por año.

Si dicha renta no es cubierta en diez (10) días después del primer día de cada mes, será moratoria y las cuotas de penalización se aplicarán a razón del 5% mensual, pagadera precisamente en moneda de los Estados Unidos de América.

TRADUCIDO POR: OZMIN ZARATE HILTY, PERITO TRADUOTOR DE LA JUDICATURA GENERAL DEL ESTADO DE BAJA CALIFORNIA

24 de junio de 2005

TERCERO: DEPÓSITO DE ANTICIPO. La COMPAÑÍA deberá realizar un depósito a PITSA, una vez ejercido el Contrato, la cantidad de US$14,022.36 (catorce mil veintidós dólares americanos 36/100US) mas I.V.A. como depósito en garantía para cumplir con las obligaciones asumidas en este documento por la COMPAÑÍA, incluyendo pero no limitado al pago de las rentas, las cuales serán reembolsadas a la COMPAÑÍA por PITSA una vez concluido el Contrato de Arrendamiento, toda vez que la COMPAÑÍA muestre evidencia de que todas las obligaciones han sido cumplidas; de otra manera, PITSA esta expresamente autorizada a utilizar tal depósito para cubrir los adeudos de cualquier título a PITSA.

CUARTO: GARANTÍA. Es claramente entendible que PITSA ha sido inducida en celebrar el Acuerdo Modificatorio con la COMPAÑÍA, debido a las garantías demostradas por la COMPAÑÍA. Consecuentemente, la COMPAÑÍA debe asegurar que la garantía bajo la forma del Anexo “A”, adjunto a este documento, se dio por Esterline Technologies una Corporación Americana (“AVAL”), para asegurar la adherencia por la COMPAÑÍA a todas las condiciones, convenios, obligaciones, incluyendo esas concernientes con la aplicación de mecanismos de restauración en el evento de que incurra la COMPAÑÍA en daños Ambientales y Contaminación de la Propiedad Arrendada, así como responsabilidades y acuerdos establecidos en este Contrato de Arrendamiento con fecha 1ro. De junio de 2000.

QUINTO: las partes acuerdan que este Acuerdo Modificatorio debe sólo modificar las declaraciones mencionadas anteriormente, todas las demás cláusulas y declaraciones deberán permanecer vigentes y sin cambios. El Contrato de Arrendamiento Anteriormente celebrado por las parte el 1ro de junio, 2000 deberá gobernar por sobre cualquier tenia relacionado a este Contrato de Arrendamiento, el cual no esta específicamente domiciliado.

DANDO FE DE LO ESTIPULADO en ese documento se firma por duplicado en la Ciudad de Tijuana Baja California, el 23 de marzo del año dos mil cinco.

PROMOTORA INDUSTRIAL DE TIJUANA, S.A. DE C.V.	LEACH INTERNACIONAL MÉXICO, S.A. DE C.V.

(firma Ilegible) Jaime Roberts Vildósola Representante Legal	(firma Ilegible) Grez Brostek Representante Legal

Testigos: (firma Ilegible)	(firma Ilegible)

López Palomino Araiza	Christian Zak

TRADUCIDO POR: OZMIN ZARATE HILTY, PERITO TRADUOTOR DE LA JUDICATURA GENERAL DEL ESTADO DE BAJA CALIFORNIA

24 de junio de 2005

ANEXO “A”

GARANTÍA

El abajo firmante Esterline Technologies una Corporación Americana, (de ahora en adelante llamada‘‘AVAL”), en consideración de las Premisas de arrendamiento descritas en el Contrato de Arrendamiento (llamado en adelante como “Contrato de Arrendamiento”) el cual tiene Fecha de Inicio del 1ro de abril. 2005, entre PROMOTORA INDUSTRIAL DE TIJUANA S.A. de C.V.., una corporación Mexicana, con dirección en el km, 10.5 Carretera a San Luís R.C., Mexicali, B.C., México, como dueño de la propiedad (en adelante llamado “Arrendador”), y LEACH INTERNACIONAL DE MÉXICO, S. de R.L. de C.Y., una corporación Mexicana, como inquilino (en adelante llamado “Arrendatario”), aquí convienen y acuerdan con lo siguiente:

A)

El abajo firmante establece incondicionalmente garantizar por completo, de buena fe el pago oportuno y desempeño del Arrendatario, de todos los pagos, convenios y otras obligaciones del Arrendatario bajo la obligación del Contrato de Arrendamiento. Si el Arrendatario falta en tiempo y forma en el pago de cualquier renta, o cualquier otra suma, costos o cargos, incluyendo esos concernientes con la aplicación de los mecanismos de restauración en el evento de un daño ambiental y contaminación de la Propiedad Arrendada, o en el desarrollo de cualquiera de los otros convenios y obligaciones del Arrendatario bajo el cumplimiento del Contrató de Arrendamiento y falta a remediar tales omisiones dentro del tiempo provisto en el Contrato de Arrendamiento, entonces el Aval, a su propio coste, debe bajo demanda del Arrendador, completa y rápidamente, así como en tiempo y forma, pagar todas las rentas, sumas, costes y cargos que debieran ser pagados por el Arrendatario al cumplimiento del Contrato de Arrendamiento, así como las obligaciones a ser desarrolladas por el Arrendatario bajo el cumplimiento del Contrato de Arrendamiento; en adición, bajo demanda del Arrendador pagar al Arrendador cualquier y todas las sumas que se adeuden durante el cumplimiento del Contrato de Arrendamiento incluyendo todos los intereses y cargos tardíos sobre deudas y obligaciones antiguas del Arrendatario, los costos razonables del Arrendador, así como todos los daños y gastos razonables (incluyendo los honorarios de los abogados y costos de litigación), que pudieran surgir como consecuencia de las Faltas del Arrendatario.

B)

Las obligaciones del Aval aquí descritas son independientes de las obligaciones del Arrendatario. Una acción o acciones separadas pueden, en la opinión del Arrendador, ser fincadas contra el Aval, ya sea que la acción o no, sea la primera o subsiguiente fincada en contra del Arrendatario, o bien si el Arrendatario se involucra o no a dicha acción y el Aval puede involucrarse en cualquier acción o procedimiento iniciado por el Arrendador en contra del Arrendatario por consecuencias de, en conexión con o basándose en el Contrato de Arrendamiento. El Aval renuncia a cualquier derecho de requerir al Arrendador a proceder en contra del Arrendatario u obligar a tomar cualquier otra atribución de algún poder del Arrendador, cualquier derecho a demandar por retraso en el desempeño del Arrendador y/o antes de la acción por el Arrendador de cualquier naturaleza en contra del Arrendatario o viceversa. El Aval expresamente renuncia a todas las defensas las cuales pudieran constituir un cargo equilibrando una obligación o sanción y reconoce que tiene conocimiento de que sus obligaciones bajo estas garantías no están sujetas a ninguna reducción, limitación, disminución, liberación o terminación por ninguna razón (otra que la de el pago inherente y desempeño completo de todos los adeudos de rentas y oíros pagos por el Arrendatario bajo este Contrato de Arrendamiento)

C)

Esta garantía deberá de permanecer y continuar vigente y con todo efecto y no deberá disminuir en parte o por completo (ya sea antes o después de su ejecución) sobre cualquier alteración, renovación, extensión, modificación, enmienda o asignación de o subarrendamiento a, del Contrato de Arrendamiento. El abajo firmante renuncia a cualquiera de los avisos siguientes y acuerda que la responsabilidad del abajo firmante debe basarse en las obligaciones del Arrendatario derivadas del Contrato de Arrendamiento de manera en que el mismo pueda ser alterado, renovado, extendido, modificado, enmendado o asignado. Para el propósito de esta garantía y las obligaciones y responsabilidades de los abajo firmantes, el ‘‘Arrendatario” esta obligado a incluir cualquier o todas las asignaciones, subarrendamientos, permisos u otros directa o indirectamente operando o conduciendo un negocio en o de las Premisas, tan ampliamente como si cualquiera de las mismas fueran llamadas Arrendatarios bajo el Contrato de Arrendamiento.

D)

Las obligaciones del abajo firmante deben de permanecer en pleno ejercicio a pesar de que el Arrendador pudiera renunciar a una o mas Faltas por el Arrendatario, extender el tiempo de desarrollo por el Arrendatario o liberar, regresar o no aplicar otro colateral en cualquier momento como seguridad para las obligaciones del Arrendatario.

E)

Esta garantía debe permanecer en pleno ejercicio y efecto a pesar de la institución de o en Contra del Arrendatario, como banca rota, reorganización, reajuste, recibimiento o procedimientos de insolvencia de cualquier naturaleza, o la renuncia del Contrato de Arrendamiento en tales procedimientos o viceversa.

F)

Los términos neutros deben además referirse, donde sea aplicable, al género femenino y al masculino; y la referencia singular debe también incluir el plural de cualquier palabra si el contexto lo requiere.

G)

Esta garantía debe aplicar a, obligar a y forzar a el beneficio de poseedor, ejecutor, administrador, representantes, sucesores y asignados del Arrendador y el abajo firmante. El Arrendador puede, sin previo aviso, asignar esta garantía toda o en parte, en adición con las asignaciones del Arrendador sobre sus intereses bajo el Acuerdo de Arrendamiento.

TRADUCIDO POR: OZMIN ZARATE HILTY, PERITO TRADUOTOR DE LA JUDICATURA GENERAL DEL ESTADO DE BAJA CALIFORNIA

24 de junio de 2005

H)

En el caso de que el Arrendador pudiera instituir cualquier demanda en contra del abajo firmante por violación de una obligación de cualquiera de los celebrantes o condiciones de esta garantía, o forzar cualquier derecho del Arrendador aquí descrito, o ya sea el abajo firmante instituye cualquier demanda en contra del Arrendador que surja de o en conexión con esta garantía, o cualquiera de las partes instituye una demanda en contra de la otra por declaración de derechos descritos en este documento, o cualquier parte interviene en cualquier demanda en la cual la otra es una parte que se protege o refuerza su interés o derechos establecidos, la parte prevaleciente en cualquiera de las demandas mencionadas deberá cubrir las cuotas de los abogados en cantidades razonables, las cuales serán determinadas por la corte y gravada con impuestos como parte de los costes descritos en este documento.

I)	El ejercicio de esta garantía antes de la ejecución del Contrato de Arrendamiento no debe invalidar esta garantía o aminorar las obligaciones del Aval aquí descritas.
J)	Esta garantía esta hecha de acuerdo a, y debe ser interpretada y aplicada de acuerdo con las Leyes del Estado de California.

DANDO FE DE LO ESTIPULADO, los abajo firmantes lo firman y autorizan esta garantía el 24 de marzo de 2005.

Aval

(firma Ilegible)
Sr. Robert George
Esterline Technologies

Testigo
(firma Ilegible)

Estado de Washington

Condado de King

El presente instrumento fue traído ante mí el 24 de marzo de 2005, por el Sr Robert D. George quien personalmente me conoce.

(firma Ilegible)
Firma del Notario

D. H. Rynhound
Notario Público, Estado de Washington
Mi Comisión Expira el 21 de noviembre de 2008.

TRADUCIDO POR: OZMIN ZARATE HILTY, PERITO TRADUOTOR DE LA JUDICATURA GENERAL DEL ESTADO DE BAJA CALIFORNIA

24 de junio de 2005

EXHIBIT A

GUARANTY

The Undersigned Esterline Technologies an American corporation, (hereinafter referred to as “Guarantor”), in consideration of the leasing of the Premises described in that certain Lease (hereinafter referred to as “Lease”) which Commencement Date is on April 1st, 2005, between Promotora Industrial de Tijuana S.A. de C.V., a Mexican Corporation, whose address is Km, 10.5 Carretera a San Luis R.C. Mexicali, B.C. México, as Landlord (hereinafter referred to as “Landlord”), and Leach International de México S. de R.L. de C.V., a Mexican Corporation, as tenant (hereinafter referred to as “Tenant”), does hereby convenant and agree as follows.

A)

The Undersigned does hereby unconditionally guarantee the full, faithful and timely payment and performance by Tenant of all of the payments, covenants and other obligations of Tenant under the pursuant of the Lease. If Tenant shall fail at any time in the payment of any rent, ot any other sums, costs, or changes, including those concerning with the application of the mechanisms of restoration in the event of an environmental damage and contamination of the leased property whatsoever or in the performance of any of the other convenants and obligations of Tenant under or pursuant to the Lease and fail to cure such default within the time provided in the Lease, then the Guarantor, at its expense, shall on demand of Landlord fully and promptly, and well and truly, pay all rent, sums, costs and charges to be paid by Tenant under or pursuant to the Lease as obligations to be performed by Tenant under or pursuant to the Lease and, in addition, shall on Landlord’s demand pay to Landlord any and all sums due to Landlord pursuant to the lease including all interest and late charges on past charges and past due obligations of Tenant reasonable costs advanced by Landlord, and all damages and reasonable expenses (including attorney fees and litigation costs), that may arise in consequence of Tenant’s default.

B)

The obligations of the Guarantor hereunder are independent of, the obligations of Tenant. A separate action or actlons may, at Landlord’s option, be brought and prosecuted against the Guarantor, whether or not any action is first or subsequently brought against Tenant, or whether or not Tenant is joined in any such action, and Guarantor may be joined in any action or proceeding commenced by Landlord against Tenant arising out of, in connection with or based upon the Lease. The Guarantor waives any right to require Landlord to proceed against Tenant or pursue any other remedy in Landlord’s power whatsoever, any right to complain of delay in the enforcement of Landlord and/or prior action by Landlord of any nature whatsoever against Tenant, or otherwise. Guarantor hereby expressly waives all defenses which might constitute a legal or equitable discharge of a surety or obligor, and acknowledges that its obligations under this guaranty are not subject to any reduction, limitation, impairment discharge or termination for any reason (other than indefeasible payment and performance in full of all rents and other payments due and payable by the Lessee under the Lease).

C)

This Guaranty shall remain and continue in full force and effect and shall not be discharged in whole or in part norwithstanding (whether prior or subsequent to the execution hereof) any alteration, renewal, extension, modification, amendment ar assignment of or subletting permitted under, the Lease, The undersigned hereby waives notices of any of the foregoing, and agrees that the liability of the undersigned hereunder shall be based upon the obligations, of Tenant set forth in the Lease as the same may be altered, renewed, extended, modified, amended or assigned for the purpose of this Guaranty and the obligations and liabilities of the undersigned hereunder, “Tenant” shall be deemed to include any and all assignees, subtenants, permittees or others directly or indirectly operating or conducting a business in or from the Premises, as fully as if any of the same were the named Tenant under the Lease.

D)

The undersigned’s obligations hereunder shall remain fully binding although Landlord may have waived one or more defaults by Tenant, extended the time of performance by Tenant or released. returned or misapplied other collateral at any time given as security for Tenant’s obligations.

E)

This Guaranty shall remain in full force and effect notwithstanding the institution by or against Tenant of bankruptey, reorganizaiton, readjustment, receivership, or insolveney proceedings of any nature, or the disaffirmance of the Lease in any such proceedings or otherwise.

F)	Neuter teams should also refer, where applicable, to the ferninine gender and the masculine gender; and the singular reference shall also include the plural of any word if the context so requires.
G)

This Guaranty shall be applicable to, binding upon and inure to the benefit of the heirs, executors, administrators, representatives, succcssors and assigns of Landlord and the undersigned. Landlord may, without notice, assign this Guaranty in whole or in part in connection with Landlord’s assignment of its interest under the Lease.

H)

In the event that Landlord should institute any suit against the undersigned for violation of or to enforce any the convenants or conditions of this Guaranty or to enforce any right of Landlord hereunder, or should the undersigned institute any suit against Landlord arising out of or in connection with this Guaranty, or should either party institute a suit against the other for a declaration of rights hereunder, or should either party intervene in any suit in which the other is a party to enforce or protect its interest or rights hereunder, the prevailing party in any such suit shall be entitled to the fees of its attorney (s) in the reasonable amount thereof, to be determined by the court and taxed as a part of the costs therein.

I)	The execution of this Guaranty prior to execution of the Lease shall not invalidate this Guaranty or lessen the obligations of Guarantor (s) hereunder.
J)	This Guaranty is made pursuant to, and shall be interpreted and applied in accordance with, the Laws of the State of California.

IN THE WITNESS WHEREOF, the undersigned hereby signs and authorizes this Guaranty this 24th day of March 2005.

Guarantor

/s/ Mr. Robert George
Mr. Robert George
Esterline Technologies

WITNESSES

/s/ D. H. Rynhoud

State of Washington

County of King

The foregoing instrument was acknowledged before me on this 24th day of  March 2005, by Robert D. George who is personally known to me.

/s/ D. H. Rynhoud
Signature of Notary

D. H. Rynhoud
Notary Public, State of Washington My Commission Expires Novemher 21, 2008.

TERCER ADDENDUM al Contrato de Arrendamiento que celebran por una parte INMOBILIARIA PROMOTORA, S.A. DE C.V., de aqui en adelante descrito como el “ARRENDADOR”, representado por el Sr. Eduardo Mendoza Larios, y LEACH INTERNATIONAL DE MEXICO, S. DE R.L. DE C.V., de aqui en adelante referido como el “ARRENDATARIO”, representado por su representante legal, Sr Jesus Aristeo Gonzalez Dominguez, y con el conocimiento de Esterline Technologies Corporation de aqul en adelante referido como “GARANTE”, representado por su representante legal John H. Danley, en términos de las siguientes declaraciones y cláusulas:

DECLARACIONES:

Declaran ambas partes a través de sus representantes:

I.- Que Promotora Industrial de Tijuana, S.A de C.V. y el ARRENDATARIO celebraron un Contrato de Arrendamiento (en lo sucesivo referido como el Contrato de Arrendamiento) fechado el 1ero. de Junio de 2000 en el cual Promotora Industrial de Tijuana, S.A. de C.V. arrendó una propiedad al ARRENDATARIO, localizada en el Parque Industrial Bajamaq “EI Aguila”, en la Ciudad de Tijuana, Baja California, con una superficie arrendada de 61,060.08 pies cuadrados, y del edificio ubicado en la misma y las mejoras.

II.- Que el 23 de Marzo de 2005, Promotora Industrial de Tijuana. S.A. de C.V. y el ARRENDATARIO, celebraron un Primer Addendum o Convenio Modificatorio al Contrato de Arrendamiento, con el fin de modificar la superficie arrendada a 63,466.08 pies cuadrados y renovar por diez (10) años obligatorios comenzando el 1ero. de Abril del 2005 y concluyendo el 31 de Marzo del 2015.

III.- Que con fecha 30 de junio de 2012, Promotora Industrial de Tijuana, S.A de C.V. e Inmobiliaria Promotora, S.A. de C.V., celebraron un Convenio de Transmisión de Derecho Real de Usufructo, por medio del cual el primero transmitió el derecho real de usufructo respecto del predio donde se ubica la propiedad arrendada en la Ciudad de Tijuana, Baja California, así como de las construcciones en el existentes, a favor de Inmobiliaria Promotora, S.A. de C.V., con lo que los darechos derivados del Contrato de Arrendamiento y del Primer Addendum o

THIRD ADDENDUM to the Lease Agreement entered into by and between INMOBILIARIA PROMOTORA, S.A. DE C.V., hereinafter referred to as “LESSOR”, represented by Mr. Eduardo Mendoza Larios, and LEACH INTERNATIONAL DE MEXICO, S. DE R.L. DE C.V., hereinafter referred to as “LESSEE” represented by its legal representative, Mr. Jesus Aristeo Gonzalez Dominguez, with the presence and consent of Esterline Technologies Corporation hereinafter referred to as the “GUARANTOR”, represented by its legal representative John H. Danley, pursuant to the following RECITALS and CLAUSES:

RECITALS:

Both parties declare by means of their legal representatives, that:

I. That Promotora Industrial de Tijuana, S.A. de C.V. and LESSEE entered into a Lease Agreement (hereinafter referred to as the “Lease Agreement”) dated on June 1st, 2000, in which Promotora Industrial de Tijuana, S.A. de C.V. leased a property to LESSEE, located in Parque Industrial Bajamaq “El Aguila” in the city of Tijuana, Baja California, with a total leased area of 61,060.08 square feet, and the building located thereon and improvements.

II. That on March 23rd, 2005, Promotora Industrial de Tijuana, S.A. de C.V. and LESSEE entered into a First Addendum to the Lease Agreement, in order to modify the leased surface to 63,466.08 square and extend the lease term for ten (10) years commencing on April 1st 2005 and ending on March 31st  2015.

III. That on June 30th 2012, Promotora Industrial de Tijuana, S.A. de C.V. and Inmobiliaria Promotora, S.A. de C.V., entered into a Usufruct Agreement by which the first transmitted the Rights of Usufruct in respect of the land where the leased property is located on, in the City of Tijuana, Baja California, as well as the constructions therein contained, in favor of Inmobiliaria Promotora, SA de CV, and also the rights arising under the Lease Agreement and the first Addendum.

Convenio Modificatorio

IV.-Que con fecha 13 de Mayo, el ARRENDADOR y el ARRENDATARIO, celebraron un Segundo Addendum al Contrato de Arrendamiento para agregarlo como parte integral del Contrato de Arrendamiento, con el fin de renovar el término del contrato, por un periodo adicional obligatorio para las partes de dos (2) meses comenzando el 1ero. de Abril de 2015 y concluyendo el 31 de Mayo de 2015.

V.- Que es su voluntad celebrar este Tercer Addendum, considerando los términos y condiciones que se mencionan a continuación, de acuerdo a la voluntad del ARRENDATARIO de renovar el término del contrato, por un periodo adicional obligatorio para las partes da diez (10) años por lo que el nuevo término iniciará el 1ero. de junio de 2015 y concluirá el 31 de Mayo de 2025 y a actualizar el precio de la renta.

VI.- Que los poderes de representación bajo los cuales ellos representan el ARRENDADOR y al ARRENDATARIO se encuentran todavía vigentes, y que los mismos no han sido revocados o limitados de ninguna manera, y consecuentemente los mismos se reconocen mutuamente su capacidad para todos los efectos legales.

En términos de lo anterior, las partes acuerdan como sigue:

C L Á U S U L A S:

PRIMERA: El ARRENDADOR y el ARRENDATARIO acuerdan extender el Término del Arrendamiento por uno nuevo término adicional de diez (10) años forzosos para las partes; por lo tanto el nuevo término iniciará el 1ro. de Junio del 2015 y finalizando el 31 de Mayo del 2025.

SEGUNDA: A partir del 1ero. de Junio del 2015 el ARRENDATARIO pagará al ARRENDADOR por concepto de renta de la Propiedad Arrendada, con superficie utilizable de 63,466.08 pies cuadrados, la cantidad mensual de $26,973.08 Dólares (Veintiséis mil novecientos setenta y tres,

IV. That on May 13th, LESSOR and LESSEE entered into a Second Addendum to the Lease Agreement to add it as an integral part of the Lease Agreement, to extend the Lease Term, for an additional two (2) month term, obligatory to the parties, commencing on April 1st 2015 and ending on May 31st 2015.

V. That it’s their intention to execute this Third addendum, considering the terms and conditions listed below, according to the will of the LESSEE to extend the lease term for an additional term of ten (10) years, obligatory to the parties, hence the new term starts on the June 1st. 2015 and ends on May 31st 2025, and to update the price of the rent.

VI. That the powers of attorney under which LESSOR and LESSEE are represented are still in force, and that they have not been revoked or limited in any way, and consequently, they mutually acknowledge their faculties for all legal purposes.

Pursuant to the above the parties agree as follows:

C L A U S E S:

FIRST: LESSOR and the LESSEE agree to extend the term of the lease for a new additional term of ten (10) years, obligatory for the parties; hence the new term starts on the June 1st, 2015 and ending on May 31st, 2025.

SECOND: As of 1. June 2015, the LESSEE shall pay to LESSOR as rent of the Leased Property, with an usable area of 63,488.08 square feet, the monthly amount of $26,973.08 Dollars (Twenty six thousand nine hundred seventy three Dollars 08/100, legal currency in United States of America), at a rate of 0.425 USD (zero

dólares 08/100, Moneda de Curso Legal en los Estados Unidos de América), a razón de 0.425 Dólares (cero punto cuatro, dos, cinco, Dólares, Moneda de Curso Legal en los Estados Unidos de América) por pie cuadrado de superficie arrendada al mes; más el Impuesto al Valor Agregado que corresponda. Los cuales deberán ser pagados por adelantado al ARRENDADOR en el domicilio de este último, el primer día de cada mes.

Dicha renta será ajustada anualmente para reflejar el Indice de Precios al Consumidor para el área de Los Ángeles-Riverside-Orange County, con una tasa que no será menor al dos por ciento (2%) ni excederá el cuatro punto cinco por ciento (4.5) % anual, como se acordó en el Contrato de Arrendamiento y su Primer Addendum o Convenio Modificatorio.

Si dicha renta no se pagare dentro de los primeros diez (10) dias de cualquiera de los meses, se considerará en mora y se cargará un interés moratorio a razón del 5% mensual, pagaderos en moneda de los Estados Unidos de América.

TERCERA: En caso de que el ARRENDATARIO requiera que el ARRENDADOR lleve a cabo cualesquier construcción o mejoras, estas serán negociadas caso por caso y sujetas a un Contrato de Construcción adicional.

El ARRENDADOR será el único autorizado para construir cualesquier mejora, que amplíe la superficie rentable dentro de la Propiedad Arrendada, es decir, aquellas que aumenten la superficie utilizable dentro de la Propiedad Arrendada, cualquiera que sea su naturaleza, incluyendo pero no limitado a mezzanine, cafetería, ampliación de oficinas, almacenes, laboratorios, cuartos de máquinas, planta de producción y espacio de estacionamiento, que se consideraran por las partes como superficie rentable, y por consiguiente como parte de la Propiedad Arrendada bajo este Contrato, por lo cual el valor de renta de la misma será negociado oportunamente por el ARRENDADOR y el ARRENDATARIO, considerando la superficie, su naturaleza, materiales de construcción y acabados de la misma según su destino. En cualquier caso, las anteriores precisiones y cualesquier otras necesarias constaran por escrito y serán firmadas por point four, two, five, Dollars, legal currency of the United States of America) per square foot of leased area per month; plus the applicable Value Added Tax. Same that shall be paid in advance to LESSOR at the address of the latter, the first day of each month.

Such rent will be adjusted annually to reflect the Los Angeles-Riverside-Orange County Consumer price index, with a rate that will not be of less than two percent (2%) nor will exceed four point five percent (4.5%) annually, as agreed in the Lease and First Addendum.

If such rent is not paid within the first ten (10) days of any given month, it shall become delinquent will be considered arrears and will be charged a penalty interest at the rate of 5% per month, payable in money of the United States of America

THIRD: If LESSEE requires the LESSOR to perform any construction or improvements, these will be negotiated on a case by case basis and subject to a separate Construction Agreement.

LESSOR will be the only authorized to build any improvement that extend the usable area within the Leased Property, meaning those ones that increase the usable area within the Leased property, whatever nature it has, including but not limited to mezzanine, cafeteria, extensions of offices, warehouses, laboratories, mechanical rooms, production facility and parking space, which will be considered by the parties as a rental area, and therefore as part of the Leased Property under this Agreement, whereby the value of the rent will be be timely negotiated by the LESSOR and the LESSEE, considering the surface, its nature, building materials and finishes according to their destination. In any event, all such precisions and others necessary shall be agreed on writing and executed by the parties.

las partes.

CUARTA: El GARANTE en este acto, reconoce y declara que su Garantía descrita y referida tanto en el Contrato de Arrendamiento, como en su Primer y Segundo Addendum o Convenio Modificatorio, se mantiene vigente y efectiva, y es aplicable y extensiva al Contrato de Arrendamiento como se modificó y extendió, por este Tercer Addendum.

QUINTA: Todos los otros términos y condiciones del Contrato de Arrendamiento, garantía y sus convenios modificatorios y todas las demás estipulaciones contenidas ahí, se mantendrán y continuarán vigentes y válidos como se describen en dichos documentos. De conformidad con lo anterior, las partes aquí acuerdan que este Tercer Addendum deberá modificar únicamente las provisiones aquí descritas; todas las demás provisiones deberán mantenerse vigentes y sin cambios. por lo que en este instrumento no existe novación. El Contrato de Arrendamiento previamente ejecutado por las partes, así como su Primer Y Segundo Addendum o Convenio Modificatorio deberá regular cualquier cuestión relativa al Arrendamiento, que no se encuentren específicamente señaladas en el presente, incluyendo las propiedades arrendadas originales y adicionales arriba descritas.

SEXTA: Este documento forma parte del Contrato de Arrendamiento y a su Primer y Segundo Addendum o Convenio Modificatorio, y forma parte de los mismos como un solo documento; conteniendo estos las condiciones y promesas realizados entre las partes, y no deberán ser modificados verbalmente o de ninguna otra manera más que en un contrato por escrito firmado por los representantes autorizados de las partes.

SEPTIMA: Las partes aquí acuerdan que todo lo relativo a la interpretación y cumplimiento de este Contrato y del Contrato de Arrendamiento, se someten expresamente a la ley y a la jurisdicción de los Juzgados Civiles de la Ciudad de Tijuana, Baja California, renunciando expresamente cualquier otra jurisdicción que pudiera ser aplicable por razón del domicilio presente o futuro o cualquier otro.

FOURTH. The GUARANTOR hereby acknowledges and states that its warranty described and referred in the Lease Agreement and in its First and Second Addendum, is still valid and effective, and applies and extends the Lease as amended and extended, by this Third Addendum

FIFTH. All other terms and conditions of the Lease Agreement, warranty, its Addendums and all other provisions contained therein shall remain and continue in force and valid as described in such documents. In accordance with the foregoing, the Parties agree that this Third Addendum shall only modify the provisions described herein; all other provisions shall remain in force and unchanged, so there is no novation in this Instrument. The Lease Agreement previously executed by the Parties, as well as its First and Second Addendum or Addendum, shall regulate any matters relating to the Lease Agreement, which are not specifically mentioned herein, including the original and additional leased properties.

SIXTH: This document forms a part of the Lease Agreement and its First and Second Addendum or Addendum as one whole document; these containing the conditions and promises made between the parties, and may not be modified orally or in any manner other than by a written agreement signed by the authorized representatives of the parties.

SEVENTH: The Parties agree that for all matters relating to the interpretation and enforcement of this Amendment and the Lease Agreement, they are expressly subjected to the law and the jurisdiction of the Civil Courts of the City of Tijuana, Baja California, expressly waiving any other jurisdiction that could be applicable by reason of present or future address or otherwise.

EN PRESENCIA DE LOS TESTIGOS, este documento es firmado por duplicado en la Ciudad de Tijuana, Baja California, en este día 08 de Octubre del año dos mil catorce.

EL ARRENDADOR:

INMOBILIARIA PROMOTORA, S.A. DE C.V.

/s/ C.P. Eduardo Mendoza Larios
C.P. Eduardo Mendoza Larios
Representante Legal

EL ARRENDATARIO:

LEACH INTERNATIONAL DE MEXICO, S.
DE R.L. DE C.V.

/s/ Sr. Jesus Aristeo Gonzalez Dominguez
Sr. Jesus Aristeo Gonzalez Dominguez
Representante Legal

EI Garante tiene conocimiento y acepta los términos fijados en este Addendum tal como se describe en la Cláusula Cuarta

GARANTE:
Esterline Technologies Corporation

/s/ Por. John H. Danley
Por. John H. Danley

Fecha:	3-12-2015

TESTIGOS:

/s/ Sr. Carlos Uribe
Sr. Carlos Uribe
INMOBILIARIA PROMOTORA, S.A. DE C.V.

Sr.

IN WITNESS WHEREOF this document is signed in duplicate in this City of Tijuana, Baja California, on this 8th day of October of the year two thousand and fourteen.

LESSOR

INMOBILIARIA PROMOTORA, S.A. DE C.V.

/s/ C.P. Eduardo Mendoza Larios
C.P. Eduardo Mendoza Larios
Legal Representative

LESSEE

LEACH INTERNATIONAL DE MEXICO, S.
DE R.L. DE C.V.

/s/ Mr. Jesus Aristeo Gonzalez Dominguez
Mr. Jesus Aristeo Gonzalez Dominguez
Legal Representative

The Guarantor acknowledges and accepts the terms set out in this Addendum as described in the Fourth Clause.

GUARANTOR:
Esterline Technologies Corporation

/s/ John H. Danley
By: John H. Danley

Date:	3-12-2015

WITNESSES:

/s/ Mr. Carlos Uribe
Mr. Carlos Uribe
INMOBILIARIA PROMOTORA, S.A. DE C.V.

Mr.